UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Maxus Realty Trust, Inc.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/  No Fee required

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         / / Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                            Maxus Realty Trust, Inc.
                                 104 Armour Road
                        North Kansas City, Missouri 64116

                                  May 25, 2005

Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of Maxus Realty Trust, Inc. (the "Trust") to be held at 10:00 a.m. local time on June 30, 2005, in the 24th Floor Conference Room at 2345 Grand Boulevard, Suite 2400, Kansas City, Missouri. Information regarding business to be conducted at the meeting is set forth in the accompanying Notice of Special Meeting and Proxy Statement.

     Each of the disinterested Board of Trustees of the Trust has approved a transaction that would result in the Trust acquiring the Bicycle Club Apartments in Kansas City, Missouri, the sole asset of Secured Investment Resources Fund, L.P. III ("SIR III") pursuant to a merger between SIR III and Bicycle Club, L.L.C., a wholly owned subsidiary of Maxus Operating Limited Partnership ("MOLP"), which is our operating limited partnership. This transaction is consistent with the Trust's investment objectives, which include providing for capital growth through appreciation in property values and property acquisitions.

     Under the terms of the merger, the Trust will pay approximately $4.3 million to the limited partners of SIR III, either in the form of cash or MOLP limited partnership units ("MOLP Units"), which, after a required holding period, are redeemable for cash or shares of our common stock at the Trust's option. Only limited partners of SIR III who are "accredited investors" as defined under the securities laws will have the option of receiving MOLP Units. In accordance with the requirements of the NASDAQ National Market, the Trust is seeking your approval of the issuance of the MOLP Units (and the underlying shares of common stock) in the transaction.

     This special meeting of shareholders is being called to consider and vote upon the proposal(s).

     The enclosed proxy statement provides you with detailed information about SIR III and the Bicycle Club Apartments and the conditions and other terms of the transaction. We encourage you to read this entire document (including the appendices) carefully.

     The disinterested Board of Trustees has carefully considered the terms and conditions of the transaction and recommends that you vote for the proposal.

     Your vote is very important. Whether or not you plan to attend the special meeting, I urge you to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. If you attend the special meeting, you may vote in person, even though you have previously returned your proxy card.

     If you have any questions regarding the transaction or the proposals, please call Michele Berry at (816) 877-0892.

                                Sincerely,
                                /s/ David L. Johnson
                                David L. Johnson
                                Chairman of the Board, President
                                and Chief Executive Officer

The Securities and Exchange Commission (the "Commission") has not approved or disapproved the issuance of the MOLP Units in the transaction nor has the Commission passed upon the fairness or merits of such issuance or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

This proxy statement is dated May 25, 2005 and is first being mailed to shareholders of the Trust on or about June 1, 2005.

                            MAXUS REALTY TRUST, INC.
                                 104 ARMOUR ROAD
                        NORTH KANSAS CITY, MISSOURI 64116

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 2005

To the Shareholders of Maxus Realty Trust, Inc.:

     A special meeting of the shareholders of Maxus Realty Trust, Inc. (the "Trust," "we," "us" or "our") will be held at 10:00 a.m. local time on June 30, 2005, in the 24th Floor Conference Room at 2345 Grand Boulevard, Suite 2400, Kansas City, Missouri, for the following purposes:

     1. To consider and vote on a proposal to approve the issuance by our operating limited partnership, Maxus Operating Limited Partnership ("MOLP") of up to approximately 305,751 limited partnership units ("MOLP Units") (and the underlying shares of our common stock).

     2. To consider and vote on a proposal to adjourn the special meeting of shareholders to allow for additional solicitation of shareholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve Proposal 1 has not been received by the date of the special meeting.

     3. To transact such other business as may be properly brought before the special meeting or at any and all adjournments and postponements of the meeting.

     Your Board of Trustees has set the close of business on May 25, 2005, as the record date to determine the shareholders entitled to notice of and to vote at the special meeting or any meeting resulting from an adjournment or postponement of the special meeting. A list of the shareholders entitled to vote at the special meeting will be available for examination at our principal offices for a period of ten days prior to the meeting.

     Each of the disinterested Board of Trustees of the Trust recommends that you vote "FOR" approval of the above proposed transaction.

     You may vote in person or by proxy. We have included with this notice a proxy statement to explain the proposals above and the transaction in detail, and a proxy card for your use. Even if you expect to attend the special meeting, please complete, date, sign and return the proxy card to ensure that your shares will be voted at the meeting. If you attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing.

                                              By Order of the Board of Trustees,
                                              /s/ Christine A. Robinson
                                              Christine A. Robinson
                                              Secretary
May 25, 2005
North Kansas City, Missouri

                                 PROXY STATEMENT
                                TABLE OF CONTENTS


         Summary Term Sheet....................................................1

         Certain Questions and Answers About the Transaction...................4

         Cautionary Statement Concerning Forward-Looking Statements............7

         Information Concerning the Special Meeting............................8

         Proposal 1: Approval of the Issuance of MOLP Units...................10

         Terms of the MOLP Units..............................................20

         Unaudited Pro forma Consolidated Financial Data......................22

         Information About SIR III............................................29

         Proposal 2: Approval of Any Adjournment of the Special Meeting.......35

         Security Ownership of Certain Beneficial Owners and Management.......35

         Independent Auditors.................................................39

         Where You Can Find More Information..................................39

         Financial Statements - Table of Contents............................F-1


         Appendix A................Mainland Valuation Services Appraisal Summary

         Appendix B................................Definitive Copy Form of Proxy

                            MAXUS REALTY TRUST, INC.

                                 PROXY STATEMENT

                               SUMMARY TERM SHEET

     This Summary Term Sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You are urged to read this entire proxy statement carefully, including the appendices. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information." In this proxy statement, the terms "we," "us," "our," and the "Trust" refer to Maxus Realty Trust, Inc. We refer to our subsidiary operating limited partnership Maxus Operating Limited Partnership as "MOLP."

The Transaction     We have agreed to merge a wholly  owned  subsidiary  of MOLP with Secured Investment Resources Fund, L.P. III ("SIR III")
                    pursuant  to  which  we  will   acquire  the  Bicycle   Club
                    Apartments  in Kansas City,  Missouri for  consideration  of approximately  $4.3  million,  which  will be paid in  cash, except for those limited partners of SIR III that qualify as accredited  investors  and elect to receive MOLP Units.  The
                    MOLP  Units,   after  a  required  holding  period,  may  be
                    exchanged for shares of our common stock on a one-for-one basis or cash, at our election. See "Proposal 1 - Background of the Merger" beginning on page 11 and "The Transaction" beginning on page 12.

Timing of Closing   The closing is currently scheduled to occur on or about July
                    1, 2005.  See  "Timing  of  Closing"  beginning  on page 12.


Consideration
Allocations and
Adjustments         Limited   partners  of  SIR  III  qualifying  as  accredited
                    investors   have  the  right  to  elect  to   receive   this
                    consideration  in the  form of MOLP  Units  at a rate of one
                    MOLP  Unit  for   $14.00  of   merger   consideration.   See
                    "Consideration Allocations and Adjustments" beginning on page 13.

Interests of
Certain Persons     David L.  Johnson,  a  significant  shareholder,  President,
                    Chief  Executive  Officer and  Trustee of


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
                    the Trust, is the principal beneficial owner and President of Nichols Resources, Ltd., the general partner of SIR III. Mr. Johnson, together with his wife, jointly own approximately 85% of Bond Purchase, L.L.C., a 7.81% limited partner in SIR III. Mr. Johnson is also an affiliate of Paco Development, L.L.C. that is a 2.43% limited partner in SIR III.

                    Monte McDowell, Bob Kohorst, Chris Garlich, and David L. Johnson are trustees of the Trust and are the beneficial owners of 20.3%, 8.0%, 6.5%, and 10.2% respectively of SIR
                    III. John W. Alvey, Vice President and Chief Financial and Accounting Officer of the Trust is a minority owner of the general partner of SIR III and is an executive officer of Nichols Resources, Ltd. See "Interests of Certain Persons" beginning on page 13.

Tax  Protection     We have agreed not to dispose of the Bicycle Club Apartments in a transaction that would require SIR III to recognize or be allocated gain for federal income tax purposes before the third anniversary of the closing. We have also agreed not to reduce the principal balance of the current first mortgage on the Bicycle Club Apartments until such anniversary. See
                    "Tax  Protection"  beginning  on  page  13.

Conditions          The  consummation  of the  transaction is subject to (i) the approval  of limited  partners of SIR III holding a majority of limited partner units and (ii) our obtaining  shareholder
                    approval   of  the   issuance  of  the  MOLP  Units  in  the
                    transaction. We have been advised by SIR III that it has obtained the requisite approval of its limited partners.

Approval Of The
Transaction         At the  special  meeting,  we will  ask you to  approve  the issuance by MOLP of up to  approximately  305,751 MOLP Units
                    (and the underlying shares of our common stock).  These MOLP
                    Units may be exchanged on a one-for-one basis (subject to adjustments) for shares of the Trust's common stock or cash, at the Trust's election, after a one-year holding period.
                    The rules of the NASDAQ National Market provide that shareholder approval is required in connection with the acquisition of the


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

                    stock or assets of another company under certain circumstances. This approval is required for the transaction to proceed. See "Information Concerning the Special Meeting" beginning on page 8.

Voting Information  The minimum vote which will constitute  shareholder approval is a majority of the total votes cast on the proposal to issue MOLP Units (and the underlying shares of our common stock) in the transaction. These votes may be cast in person or by proxy. See "Information Concerning the Special Meeting" beginning on page 8.



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

               CERTAIN QUESTIONS AND ANSWERS ABOUT THE TRANSACTION


Q:   What is the proposed transaction?

A: We have agreed to merge a wholly owned subsidiary of MOLP with SIR III pursuant to which we will acquire the Bicycle Club Apartments in Kansas City, Missouri for consideration of approximately $4.3 million, which will be paid in cash, except for those limited partners of SIR III that qualify as accredited investors and elect to receive MOLP Units. The MOLP Units, after a required holding period, may be exchanged for shares of our common stock on a one-for-one basis (subject to adjustments) or cash, at our election.

Q:   Why is the special meeting being called?

A: The rules of the NASDAQ National Market, on which our common stock is listed, require our shareholders to approve the issuance of the MOLP Units (and the underlying shares of our common stock) as contemplated in the proposed transaction. See "Information Concerning the Special Meeting" beginning on page 8.

Q:   Who is SIR III?

A: SIR III is a limited partnership organized in 1988 to hold real property. The sole asset of SIR III is the Bicycle Club Apartments, which consists of 312 units of multi-family rental real estate located near I-29 and Barry Road in Kansas City, Missouri.

Q:   Why are we proposing to acquire the Bicycle Club Apartments?

A: We believe that the transaction will benefit our shareholders for the following reasons:

     - it is consistent with the Trust's investment objectives, which include providing for capital growth through appreciation in property values and property acquisitions;

     - we believe that the transaction will generate both short and long-term growth in our funds from operations ("FFO") per share; and

     -    we  believe  the  transaction  will  result  in  various   operational
          synergies.

Q:   Are there any possible risks to the transaction?

A: Although we believe that the transaction will benefit our shareholders, we have considered the following possible risks:

     - as a result of the transaction, our total indebtedness will initially increase.

          Approximately $8.4 million of the indebtedness on the Bicycle Club Apartments being acquired will mature in 2008;

     - if the expected benefits of the transaction are not realized, or are not realized in a timely manner, our FFO could be adversely affected;

     - under the terms of the transaction, there will be significant restrictions on our ability to dispose of or refinance the Bicycle Club Apartments, which may limit our asset management and financing flexibility;

     - the Bicycle Club Apartments will have a lower tax basis than its book basis. Of our seven existing properties, three have a lower tax basis than their book basis. The three properties with the lower tax basis have a lower tax basis due to deferral of tax gains. The total deferred gain is approximately $2.9 million. Because the tax basis of these properties is lower than the book basis, it may potentially reduce or eliminate the return of capital component of our dividend. This may force us to increase our distributions of cash to our shareholders, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business;

     - several executive officers and members of the Board of Trustees have a significant ownership interest or management responsibility in SIR III; and

     - the merger and terms of the transaction were established without any arms-length negotiations. The terms of the transaction could differ if they were subject to independent third party negotiations.

     We do not, however, believe that these risks outweigh the expected benefits of the transaction.

Q:   What approvals does the transaction require?

A: Your approval of the issuance of the MOLP Units in the transaction is required. However, since approval of the issuance is a condition to the transaction, it is effectively a vote on the approval of the transaction. Additionally, SIR III must obtain the consent of a majority of the holders of limited partnership units in SIR III for the transaction to close, which approval SIR III has advised us has been obtained.

Q:   What is the expected timing of the transaction?

A: Assuming our shareholders approve the issuance of the MOLP Units in the transaction and the SIR III limited partners approve the transaction, which approval SIR III has advised us has been obtained, we expect the transaction to

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

     close on or about July 1, 2005.

Q:   How will the Trust finance the cash portion of the transaction?

A: We expect to use up to approximately $3.3 million of MOLP's cash and approximately $1.0 million of SIR III's cash and other deposits. To the extent limited partners of SIR III elect to acquire MOLP Units, we will use less than $3.3 million of MOLP's cash.

Q:   What are the terms of the securities being issued in the transaction?

A: The MOLP Units are limited partnership interests in our operating limited partnership. Following the first anniversary of their issuance, the MOLP Units will be redeemable by the holders for shares of our common stock on a one-for-one basis or cash, at our election, subject to adjustments to reflect stock splits, reverse splits or similar arrangements.

Q:   How will I be affected by the transaction?

A: You will continue to own the same number of shares of our common stock that you owned prior to the acquisition. Your pro rata ownership of MOLP assets, however, will be diluted to the extent MOLP Units are issued in the transaction.

Q:   What approvals are required of the Trust's shareholders?

A: A majority of the shares voted at the meeting (assuming that a quorum of at least 50% of our outstanding shares is present) must approve the issuance of the MOLP Units (and the underlying shares of our common stock) in the transaction.

Q:   What do I need to do now?

A: After carefully considering the information contained in this proxy statement, please complete, date and sign your proxy card. Then mail your proxy card in the postage paid envelope as soon as possible, so that your shares may be voted in accordance with your instructions at the special meeting. Our Board of Trustees recommends that you vote FOR approval of the proposals.

Q:   What do I do if I want to change my vote?

A:   You may change your vote:

     - by sending a written notice stating that you would like to revoke your proxy, which must be received by our transfer agent prior to the vote at the special meeting;

     - by signing a later dated proxy card and mailing it promptly so that it is received by our transfer agent prior to the vote at the special meeting; or

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


     -    by attending the special meeting and voting your shares in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote them. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted.

Q:   Where can I find more information about the Trust?

A: We file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy this information at the Commission's public reference facilities. You may call 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the Commission maintains at http://www.sec.gov. You may also request copies of these documents from us. For more information, see "Where You Can Find More Information" on page 39.

Q:   Who can help answer my questions?

A: If you have any questions about the transaction or any of the specific proposals or would like additional copies of this proxy statement, please call Michele Berry at (816) 877-0892.



                 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
                                   STATEMENTS

     Certain statements in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Proxy Statement, the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance and achievements of the Trust, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following factors, as well as those factors discussed elsewhere in the Trust's filings with the Commission: competition, inflation, the ability to retain tenants, general economic, business, market and social conditions, trends in the real estate investment market, projected leasing and sales, future prospects for the Trust and other factors referred to in this proxy statement.


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


                   INFORMATION CONCERNING THE SPECIAL MEETING

Time, Date, Place and Purpose of the Special Meeting

     We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Trustees for use at our special meeting of shareholders that has been called to vote on the proposals described below, including any meeting resulting from adjournments or postponements of the special meeting. We are seeking your approval of the proposals in connection with the merger of our subsidiary with SIR III and the resulting acquisition of the Bicycle Club Apartments.

     - The rules of the NASDAQ National Market provide that shareholder approval is required in connection with the acquisition of the stock or assets of another company if (i) any director, officer or substantial shareholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), in the company or assets to be acquired and (ii) the issuance of securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Therefore, we are seeking your approval for the issuance by MOLP of up to approximately 305,751 MOLP Units (and the underlying shares of our common stock). These MOLP Units may be exchanged on a one-for-one basis (subject to adjustments) for shares of the Trust's common stock or cash, at the Trust's election, after a one-year holding period. This shareholder approval is required for the transaction to proceed.

     - To consider and vote on a proposal to adjourn the special meeting of shareholders to allow for additional solicitation of shareholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve Proposal 1 has not been received by the date of the special meeting of shareholders.

     We will hold the special meeting on June 30, 2005 at 10:00 a.m. local time in the 24th Floor Conference Room at 2345 Grand Boulevard, Suite 2400, Kansas City, Missouri.

Record Date; Outstanding Common Stock Entitled to Vote; Quorum

     The record date for the special meeting has been fixed as the close of business on May 25, 2005. Only holders of record of our common stock on the record date are entitled to notice of and to vote at the special meeting. You will have one vote on the proposals you are being asked to consider and vote on at the special meeting for each share of common stock that you own on that date.

     On the record date, 1,296,375 shares of our common stock were outstanding. As of May 23, 2005, shares of our common stock were held by 392 record holders on behalf

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

of approximately 920 beneficial holders. The presence in person or by proxy of the holders of a majority of our shares of outstanding common stock will constitute a quorum for the transaction of business at the special meeting. If a quorum is not present at the special meeting, or a quorum is present but additional time is desired to solicit proxies, we expect that the meeting will be adjourned or postponed.

Votes Required

     A majority of the shares voted at the meeting (assuming that a quorum of at least 50% of our outstanding shares is present) must approve the issuance of the MOLP Units in the transaction.

Voting of Proxies

     You may vote your shares by attending the special meeting and voting your shares in person or by completing, dating, signing and mailing the enclosed proxy card in the enclosed, postage prepaid envelope. All proxy cards that are properly executed and returned prior to the special meeting, and not properly revoked, will be voted at the special meeting (or at any meeting resulting from an adjournment or postponement of the special meeting) in accordance with the instructions contained on the proxy card. If you sign a proxy card and return it without instructions, the shares represented by the proxy will be voted "FOR" approval of the proposals.

     If your shares are held in the name of a broker, bank or other record holder, you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting.

     Under applicable rules of the NASDAQ National Market, brokers who hold shares in street name for customers are prohibited from voting, or submitting a proxy to vote, those customers' shares in the absence of specific instructions from the customer. A broker's failure to vote because of the absence of customer instructions is commonly referred to as a "broker non-vote".

     We will generally not count abstentions and broker non-votes for any purpose. Unless you indicate contrary instructions on the accompanying proxy card, the shares represented by your proxy will be voted in accordance with the recommendations of our Board of Trustees.

Revoking Proxies

     You may revoke your proxy at any time before it is voted by (i) delivering to the Secretary of the Trust written notice of revocation bearing a later date than the proxy, (ii) submitting a later dated proxy, or (iii) revoking the proxy and voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Christine A. Robinson, Secretary, Maxus Realty Trust, Inc., 104 Armour, North Kansas City, Missouri 64116.

Proxy Solicitation

     The Board of Trustees is soliciting the enclosed proxy. We will bear the expense of preparing, printing and mailing this proxy statement and proxy card. In addition to the use of the mails, our Board of Trustees, officers and regular employees may solicit proxies, without additional compensation, by personal interviews, written communications, telephone, telegraph or facsimile transmission or via the Internet or other means of communication. We also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will, upon request, reimburse those record holders for their costs of forwarding the materials at customary rates.

                                   PROPOSAL 1

           APPROVAL OF THE ISSUANCE OF MOLP UNITS (AND THE UNDERLYING
               SHARES OF COMMON STOCK) IN THE SIR III TRANSACTION

     All information contained in this proxy statement relating to SIR III and its affiliates, its respective actions, purposes, beliefs, intentions or plans, and all information relating to the Bicycle Club Apartments, has been supplied by SIR III for inclusion in this proxy statement.

The Parties

     The Trust and MOLP. We are a real estate company. Our primary investment objectives are to preserve and protect shareholders' capital, provide the maximum possible cash distributions to shareholders and provide for capital growth through appreciation in property values and property acquisitions. Since 1985, we have qualified as a real estate investment trust ("REIT") under the Internal Revenue Code. It was management's original objective to sell or refinance our properties approximately eight to twelve years after their acquisition. However, because of the depression of real estate values experienced nationwide from 1988 to 1993, this time frame was extended in order to achieve the goal of capital appreciation. In May 2000, our shareholders adopted amendments to our articles of incorporation and bylaws that changed our investment policies and our "self-liquidating" policy was eliminated.

     We currently own seven apartment complexes, which are located in Kansas City, Missouri; Olathe, Kansas; Topeka, Kansas; Little Rock, Arkansas; Picayune, Mississippi; and Bay Saint Louis, Mississippi. Each of the properties is owned by limited liability companies wholly owned by MOLP. Our apartment complexes are located in or near major urban areas and are subject to competition from other similar types of properties in such areas.

     We conduct substantially all of our business through MOLP. We currently own an indirect 99.1% interest in MOLP, and one of our wholly owned subsidiaries is its sole general partner.

     In order to maintain our qualification as a REIT for federal income tax purposes, we must distribute each year at least 90% of our taxable income, computed without regard to net capital gains or the dividends-paid deduction.

     We were formed under The General and Business Corporation Law of Missouri on June 14, 1984. Our principal executive offices are located at 104 Armour Road, North Kansas City, Missouri 64116, and our telephone number is (816) 303-4500.

     SIR III. Secured Investment Resources Fund, L.P. III is a Missouri limited partnership formed pursuant to the Missouri Revised Uniform Limited Partnership Act on April 20, 1988. Nichols Resources Ltd., a Missouri corporation is the General Partner. SIR III was formed to engage in the business of acquiring, improving, developing, operating and holding for investment income producing real properties with the objectives of (i) preserving and protecting SIR III's capital; (ii) providing cash distributions from operations; (iii) providing capital growth through property appreciation of Partnership properties; and (iv) increasing equity in property ownership by the reduction of mortgage loans on Partnership properties. SIR III's sole property, the Bicycle Club Apartments located in Kansas City, Missouri, consists of 312 units of multi-family rental real estate. The Bicycle Club Apartments is owned by a wholly owned subsidiary of SIR III.

     SIR III's principal executive offices are located at 104 Armour Road, North Kansas City, Missouri 64116, and its telephone number is (816) 303-4500.

Background of the Merger

     Beginning in July, 2004 through October, 2004, David L. Johnson, W. Robert Kohorst and Kevan D. Acord had several discussions about a proposed transaction between the Trust and SIR III. Mr. Johnson and Mr. Kohorst each have a significant ownership in SIR III and are also members of the Trust's Board of Trustees. Mr. Acord is a member of the Trust's Board of Trustees. After they explored a possible transaction, they learned that the prepayment penalty on SIR III's mortgage was approximately $940,000. Although initial drafts of transaction documents were prepared and terms of the transaction were discussed, due to the amount of the prepayment penalty, the discussions were tabled.

     In late February and early March, 2005, Messrs. Johnson, Kohorst and Acord revisited exploring a possible transaction between the Trust and SIR III. After recalculating the prepayment penalty, they determined that the prepayment penalty would be approximately $610,000 on May 1, 2005. They discussed a potential transaction that might be acceptable to both the Trust's shareholders and SIR III's limited partners. Mr. Johnson then developed a proposal as to the terms of the transaction, similar to the terms described in this proxy statement, that he discussed with Mr. Kohorst and Mr. Acord, which included a reduction in the valuation of SIR III for the prepayment penalty on SIR III's mortgage loan and estimated disposition fees and brokerage fees if SIR III was liquidated. He then asked legal counsel for SIR III to prepare a merger agreement and the necessary documentation to send to SIR III's limited partners to obtain their consent to the transaction. A merger agreement was executed by the Bicycle Club, L.L.C., a wholly-owned subsidiary of MOLP, and SIR III on March 18, 2005. On March 21, 2005 SIR III sent consent materials to its limited partners. Pursuant to the merger agreement, the merger was conditioned upon the approval of the Trust's Board of Trustees, SIR III's general partner and a majority of the holders of the outstanding limited partnership interests of SIR III.

     Our  management  discussed  the  proposed  transaction  with  our  Board of
Trustees at a special Board meeting on April 8, 2005. Prior to the meeting, management sent a memorandum to the Board of Trustees describing the material terms of the proposed merger and the conflicts of interest of the Trust's executive officers and certain Trustees. At the special meeting, management discussed the transaction and gave a detailed description of the terms of the proposed transaction, as well as a discussion of the conflicts of interest. Mr. Kohorst did not attend the meeting, but Mr. Johnson told the Trustees that Mr. Kohorst believed the transaction was beneficial to the Trust. However, as a limited partner of SIR III, he withheld his vote. After discussion, management and the interested Trustees recused themselves from the meeting and the three disinterested Trustees (Messrs. Acord, Evans and Sheldon) discussed the positives and negatives of the proposed transaction, and then each disinterested Trustee voted to approve the transaction, including the issuance of the MOLP Units and the proposed merger, subject to obtaining shareholder approval.

     An audit committee meeting was also held on April 8, 2005. Mr. Acord and Mr. Evans attended the audit committee meeting. After discussion of the material terms of the proposed merger and the conflicts of interest of the Trust's executive officers and certain Trustees, the audit committee also approved the transaction, subject to obtaining shareholder approval.

The Transaction

     We have agreed to merge Bicycle Club, L.L.C., a wholly owned subsidiary of MOLP, with SIR III pursuant to which we will acquire the Bicycle Club Apartments in Kansas City, Missouri for consideration of approximately $4.3 million, which will be paid in cash, except for those limited partners of SIR III that qualify as accredited investors and elect to receive MOLP Units. The MOLP Units, after a required holding period, may be exchanged for shares of our common stock on a one-for-one basis (subject to adjustments) or cash, at our election. Upon consummation of the merger, Bicycle Club, L.L.C. will be the surviving entity of the merger and SIR III will lose its separate existence.

Timing of Closing

     The closing is currently scheduled to occur on or about July 1, 2005 (assuming approval of the (i) issuance of the MOLP Units in the transaction by our shareholders and (ii) transaction by the SIR III limited partners). We have been advised by SIR III that it has obtained the requisite approval.

Consideration Allocations and Adjustments

     Limited partners of SIR III qualifying as accredited investors have the right to elect to receive their merger consideration in the form of MOLP Units at a rate of one MOLP Unit for $14.00 of merger consideration, which was based on recent prices of our common stock at the time the merger agreement was executed.

Tax Protection

     We have agreed not to dispose of the Bicycle Club Apartments in a transaction that would require SIR III to recognize or be allocated gain for federal income tax purposes before the third anniversary of the closing. We have also agreed not to reduce the principal balance of the current first mortgage on the Bicycle Club Apartments until such anniversary.

Interests of Certain Persons

     David L. Johnson, a significant shareholder, President, Chief Executive Officer and Trustee of the Trust, is the principal beneficial owner and President of Nichols Resources, Ltd., the general partner of SIR III. Mr. Johnson, together with his wife, jointly own approximately 85% of Bond Purchase, L.L.C., a 7.81% limited partner in SIR III. Mr. Johnson is also an affiliate of Paco Development, L.L.C. that is a 2.43% limited partner in SIR III. Bond Purchase, L.L.C. and Paco Development, L.L.C. have each indicated it will vote "FOR" the merger and elect to receive MOLP Units.

     Monte McDowell, Bob Kohorst, Chris Garlich, and David L. Johnson are trustees of the Trust and are the beneficial owners of 20.3%, 8.0%, 6.5%, and 10.2% respectively of SIR III. John W. Alvey, Vice President and Chief Financial and Accounting Officer of the Trust is a minority owner of the general partner of SIR III and is an executive officer of Nichols Resources, Ltd.

Valuation of SIR III

     SIR III received an appraisal from Mainland Valuation Services dated March 26, 2004, providing a current value of $12,750,000 for SIR III's assets comprised of the Bicycle Club Apartments and certain personal property used in its operation. A copy of Mainland Valuation Services' summary of its appraisal is attached as Appendix A to this proxy statement. SIR III has 7,412 limited partner units currently issued and outstanding (the "SIR III Units"). There is no active trading market for the SIR III Units and therefore there is no market price to consider in determining the valuation of SIR III. Several isolated trades of the SIR III Units have been reported with the most recent trades being at $420, $440, $451 and $510 per Unit. Management determined its valuation of SIR III as follows:


         Gross valuation of the Bicycle Club Apartments                         $   12,750,000
         Plus: Cash and cash equivalents                                               928,158
         Plus: Other partnership assets                                                179,049
         Less: Mortgage debt                                                        (8,350,000)
         Less: Accounts payable and accrued expenses                                  (140,785)
         Less: Security deposits                                                       (48,998)
         Less: Prepayment penalty at May 1, 2005                                      (609,408)
         Less: Real Estate Brokerage fees to affiliates (None are currently owed)            0
         Less: Estimated disposition fees and third party brokerage fees (3%)         (382,500)
                                                                                 -------------
         Partnership valuation before taxes and certain costs                   $    4,325,516
         Less: Estimated closing costs/Transfer fees/Appraisal cost                    (45,000)
                                                                                 -------------
         Net valuation of SIR III                                               $    4,280,516
         Percentage of net valuation allocated to holders of SIR III Units              100.00%
                                                                                 -------------
         Net valuation of SIR III Units                                         $    4,280,516
                  Total number of SIR III Units                                          7,412
                                                                                 -------------
         Approximate valuation per unit                                         $       577.51
                                                                                 =============
         Approximate cash consideration per unit                                $       577.51
                                                                                 =============

Appraisal of the Bicycle Club Apartments

Selection and Qualifications of Independent Appraiser

     SIR III retained the services of Mainland Valuation Services (the "Appraiser"), an independent third party, to appraise the fair market value of the Bicycle Club Apartments (the "Property"). The Appraiser is an independent valuation consulting firm with offices in Shawnee, Kansas, Lawrence, Kansas, and Joplin, Missouri. Members of the Appraiser maintain appraisal licenses in Kansas, Missouri, Nebraska, Arkansas and Texas. A majority of the appraisals prepared by the Appraiser are on multifamily residential projects, and most of these appraisals are prepared for Freddie Mac and Fannie Mae loans. The Appraiser has appraised over 50 apartment complexes over the past two years. SIR III selected the Appraiser based on its qualifications, expertise and reputation in providing appraisals on multifamily residential projects.

     Although the Appraiser appraised the market value of the Property, it did not recommend an amount of consideration to be offered in the transaction. The Trust determined the consideration to be offered in the transaction. See "Mainland Valuation Services Appraisal Summary" attached as Appendix A for Mainland Valuation Services' summary of its appraisal.

Scope of Engagement

     SIR III instructed the Appraiser to appraise the fair market value of the fee simple estate of the Property. SIR III did not place any limitations on the scope of the Appraiser's investigation. According to the appraisal, it is intended to comply with the appraisal related directives within Title XI of the Federal Financial Institution's Reform, Recovery and Enforcement Act of 1989 (FIRREA 12 C.F.R. 323) and the Appraisal

Standards for Federally Related Transactions with one exception (the appraisers were not engaged by a federally insured institution).

Compensation of Appraiser

     The Appraiser was paid a fee of $3,500 for the appraisal. During the past two years, the Trust and its affiliates have from time to time engaged the services of the Appraiser for the purposes of appraising certain properties, and may engage Appraiser in the future. In connection with the performance of these services, the Trust and its affiliates have paid aggregate fees to the Appraiser of approximately $24,000. Other than these services, no material relationship has existed in the past two years or is mutually contemplated.

Appraisal

     In determining the value of the Property, the Appraiser considered the strengths and weaknesses of the following approaches: the cost approach, the sales comparison approach and the income approach. Summarized below is information taken from the appraisal report regarding those three approaches.

     The Appraiser applied the following steps with respect to the cost approach, which is based on the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. First, the Appraiser estimates the (i) market value of the subject site, (ii) cost of replacing or reproducing the existing improvements under certain market conditions and (iii) depreciation from all causes, which includes physical deterioration, functional obsolescence and external obsolescence. The total accrued depreciation is then subtracted from the replacement or reproduction cost of improvements. Finally, the land value and any other effect on value are added to the depreciated value of the improvements to arrive at a market value estimate. Under the cost approach, the Appraiser estimated the Property's value to be $12,900,000.

     The Appraiser believes that the cost approach is particularly applicable when the property being appraised involves new improvements, which represent the highest and best use of the land, or when relatively unique or specialized improvements are located on the site for which there exists no comparable properties in the marketplace. In this instance, the Property is 18 years old and there was adequate market data available for comparison. Thus, the Appraiser accorded lesser consideration to the cost approach than the other two approaches due to the significant estimate of depreciation from varying causes.

     Under the sales comparison approach, the Appraiser uses prices and rents actually paid for similar properties to establish an indicated value for the subject property. This approach assumes that a prudent investor will pay no more to buy or rent a property than it will cost him to buy or rent a comparable property somewhere else in the market. The Appraiser uses the following steps when applying the sales comparison approach. First, the Appraiser locates properties similar to the subject property for which sales, listings, rentals and offerings are available. The Appraiser qualifies the data by confirming the price, terms, motivation, or authenticity of each sale. Next, each sale is (i) compared to the subject property giving consideration to the time of sale, locational influences and physical characteristics and (ii) evaluated and adjusted as being more, less or equal in value to the subject property. After comparing the sales to the subject property and making adjustments for any major dissimilarity, each comparable sale will then indicate a probable selling price for the subject property. Finally, the probable selling price indicated by all comparable sales are then correlated into final value estimates. Under the sales comparison approach, the Appraiser estimated the Property's value to be $13,300,000.

     The Appraiser accorded the sales comparison approach thorough consideration, and, by analyzing comparable sales from the area, the Appraiser was able to estimate a narrow value range for the Property. Due to the assumptions inherent in adjusting comparable facilities to the Property, however, this approach was considered a secondary analysis to the income approach.

     The income approach involves capitalizing the anticipated net operating income to be generated by the subject property during its projected period of ownership. The Appraiser believes that the accuracy of the income approach is related to the estimation of income, vacancy, expenses and characteristic of the net income stream; its economic lifespan; the capitalization rate; and the methodology used in converting the net income into value. In implementing the income approach, the Appraiser projected the income and expenses assuming a typical ownership period for the Property. The current economic trends, location and other relevant factors were also considered by the Appraiser prior to arriving at the estimated value conclusion of $12,500,000, under the income approach.

     Because the Appraiser believes the income approach is the most property specific when analyzing the income potential for the improvements, it gave significant consideration to the income approach. This approach is considered by the Appraiser to be an effective tool since it provides an indication of what investors in income producing properties are willing to accept as a return on investment. The rental rates and expenses for the Property are supported by the market and historical experience, thus giving the Appraiser added support to the assumption required for the income approach. As a result, the Appraiser relied heavily on the income approach for estimating the market value of the Property.

     Overall, the Appraiser assigned less weight to the cost approach and gave thorough consideration to the sales comparison approach as a secondary analysis to the income approach. Thus, in the final analysis, the Appraiser relied most heavily on the income approach and rounded upward in consideration of the sales comparison approach, to estimate an "as is" market value of the Property of $12,750,000, which considers a marketing period of twelve months and an effective appraisal date of March 16, 2004.

     A shareholder or its representative who has been so designated in writing may obtain a copy of the appraisal report from the Trust upon request at the expense of the requesting shareholder. The appraisal report is also available for inspection and copying at the Trust's principal executive offices during its regular business hours by any shareholder or its representative who has been so designated in writing.

Financing of the Transaction

     We expect to use approximately up to $3.3 million of MOLP's cash and approximately $1.0 million of SIR III's cash and other deposits to pay the SIR III limited partners the merger consideration. To the extent limited partners of SIR III elect to acquire MOLP Units, we will use less than $3.3 million of MOLP's cash.

Factors Considered by the Board of Trustees

     Our Board of Trustees considered the following factors, among others, before deciding to approve the transaction:

     - The operating projections for the Bicycle Club Apartments, including opportunities for revenue growth and operating efficiencies, indicate that the transaction will increase our FFO over the short term and will accelerate our FFO growth over the next few years;

     -    The  projected   additional  operating  cash  flow  the  Bicycle  Club
          Apartments will provide to allow the Trust to increase the percentage of future dividends funded solely with FFO;

     - The geographic location of the Bicycle Club Apartments is near a recent growth area in Kansas City, Missouri and in a metropolitan area in which we have two other apartment complexes;

     - The low capitalization rate (7.41%) used to value the Bicycle Club Apartments;

     - The transaction is consistent with the Trust's investment objectives, which include providing for capital growth through appreciation in property values and property acquisitions;

     - The recent significant capital expenditures used to update the Bicycle Club Apartments;

     - Due to the amount of our cash and other current assets, the transaction will likely result in a better return than we are currently receiving on the cash;

     - Management believes the price of the transaction is favorable due to improving market conditions; and

     -    The transaction will likely result in various operational synergies.

     Our Board of Trustees also considered several potential risks associated with the transaction, including the following:

     - The merger and terms of the transaction were established without any arms-length negotiations. The terms of the transaction could differ if they were subject to independent third party negotiations;

     - If the expected benefits of the transaction are not realized, or are not realized in a timely manner, our FFO could be adversely affected;

     - The appraisal performed by Mainland Valuation Services was dated March 26, 2004, over a year ago. The appraisal was based on a higher net operating income than SIR III actually achieved in 2004, and as a result of the transaction, our total indebtedness and debt-to-market-capitalization would initially increase;

     - As a result of the transaction, our total indebtedness will initially increase. Approximately $8.4 million of the mortgage indebtedness on the Bicycle Club Apartments will mature in 2008, which will expose us to increased risk of interest rate fluctuations;

     - Several executive officers and members of the Board of Trustees have a significant ownership interest in SIR III;

     - The Bicycle Club Apartments will have a lower tax basis than its book basis. Of our seven existing properties, three have a lower tax basis than their book basis. The three properties with the lower tax basis have a lower tax basis due to deferral of tax gains. The total deferred gain is approximately $2.9 million. Because the tax basis of these properties is lower than the book basis, it may potentially reduce or eliminate the return of capital component of our dividend. This may force us to increase our distributions of cash to our shareholders, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business; and

     - Under the terms of the transaction, there will be significant restrictions on our ability to dispose of or refinance the Bicycle Club Apartments, which may limit our asset management and financing flexibility.

     In view of the numerous factors, both positive and negative, considered by our Board of Trustees, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of our Board of Trustees may have given different weights to the various factors considered.

     Following its deliberations concerning these factors and its review of the presentation, the disinterested members of the Board of Trustees concluded that the transaction and the issuance of the MOLP Units are in the best interests of the Trust.

Recommendation of the Board of Trustees

     Each of the disinterested Trustees approved the transaction, including the issuance of the MOLP Units (and the underlying shares of our common stock) and terms of the proposed merger and recommends that the holders of our common stock vote "FOR" the proposal to be submitted to a vote at the special meeting.

Certain Federal Income Tax Consequences

     For U.S. federal income tax purposes, no income, gain or loss will be recognized by our shareholders in connection with the acquisition. However, after the acquisition of the Bicycle Club Apartments, we will need to continue to comply with the requirements of the Internal Revenue Code to maintain our qualification as a real estate investment trust. We expect to continue to operate after the acquisition in a manner that will allow us to continue to qualify as a REIT, but we cannot assure you that we will be able to do so.

     In general, we will assume the tax basis and depreciation schedules for the Bicycle Club Apartments currently used by SIR III. The tax basis of the Bicycle Club Apartments as of December 31, 2004 is $7.4 million. The book basis will reflect the consideration paid of $11.7 million, resulting in a difference between book basis and tax basis of approximately $4.3 million. Accordingly, we will be entitled to significantly lower depreciation deductions than we would have been entitled to had we acquired the properties for cash. As a result, our taxable income relative to our cash flow will be greater than it would have been had we acquired the properties for cash. Since the REIT rules under the Internal Revenue Code require that we distribute to our shareholders at least 90% of our taxable income, the low tax basis of the Bicycle Club Apartments may have the effect of increasing the cash amounts we are required to distribute as dividends, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business. This low tax basis may also have the effect of reducing or eliminating the portion of distributions made by us that are treated as a non-taxable return of capital.

Trust Policies After the Merger

     We expect to continue operating in a similar manner as we have operated prior to the merger.

Regulatory Matters

     We do not believe that any filing with or approval of any governmental authority is necessary in connection with the consummation of the transaction.

Accounting Treatment

     The transaction will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Under this method of accounting, the consideration will be allocated to the net assets acquired based upon their relative fair values.

Expenses

     Each party must pay its own expenses in connection with the transaction.

Absence of Dissenters' Rights

     We are incorporated in the State of Missouri and, accordingly, are governed by the provisions of The General and Business Corporation Law of Missouri. Our shareholders are not entitled to appraisal rights under The General and Business Corporation Law of Missouri with respect to the transaction.

                             TERMS OF THE MOLP UNITS

     The following is a brief summary of the material terms of the MOLP Units. Such summary is qualified in its entirety by reference to the limited partnership agreement of MOLP, a copy of which may be obtained from the Trust by contacting Michele Berry at (816) 877-0892.

     In the transaction, MOLP could issue up to approximately 305,751 MOLP Units to limited partners of SIR III qualifying as accredited investors.

Distributions

     Holders of MOLP Units will be entitled to receive distributions from MOLP on a pro rata basis in accordance with their respective MOLP interests.

Liquidation Rights

     If we liquidate MOLP, holders of MOLP Units will be entitled to be paid any liquidation proceeds on a pro rata basis in accordance with their respective capital account balances.

Exchange and Conversion Rights

     At any time on or after the first anniversary of the closing date, the holder of MOLP Units may exchange all or any portion of that holder's MOLP Units for cash, shares of our common stock or any combination of cash and common stock, at our election. The MOLP Units are currently exchangeable on a one-for-one basis into shares of our common stock, subject to adjustment for stock splits, dividends, combinations and similar events.

     A MOLP Unit holder's exchange rights will be subject to the beneficial and constructive share ownership limits in our articles of incorporation.

Restrictions on Transfer

     The limited partnership agreement of MOLP generally restricts the transfer of the MOLP Units without our consent. MOLP Units may, however, be transferred without our consent (i) by operation of law, testamentary disposition, gift or by sale, in each case to or for the benefit of any immediate family member, (ii) pursuant to a pledge to a lender, subject to certain restrictions, or (iii) pursuant to a distribution to such holder's direct or indirect constituent partners or owners.

Consent Rights

     The consent of the holders of 51% of the outstanding MOLP partnership interests is required to amend the MOLP limited partnership agreement; provided, however, the written consent of the general partner and any limited partner adversely affected is generally required for an amendment to change the obligation of any limited partner to make capital contributions or to modify the allocation of profits or losses or distributions among the limited partners.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of the Trust and SIR III, consolidated and adjusted to give effect to (i) the acquisition and the transactions contemplated thereby and (ii) certain acquisitions and dispositions of real property during the Trust's 2004 fiscal year ("2004 Transactions"), as described in the notes thereto. Certain amounts in the financial statements of the properties have been reclassified to conform to the Trust's presentation. These statements should be read in conjunction with the historical financial statements and notes thereto of the Trust and the properties which are included or incorporated by reference in this proxy statement.

     The unaudited pro forma consolidated statements of operations for the year ended December 31, 2004, present the results for the Trust and SIR III as if the acquisition and the 2004 Transactions had occurred at the beginning of the earliest period presented. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2005 gives effect to the acquisition as of that date.

     The unaudited pro forma consolidated statements of operations for the quarter ended March 31, 2005, present the results for the Trust and SIR III as if the acquisition had occurred at the beginning of the earliest period presented.

     The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances, including among other things, an adjustment for a cash flow fee due to SIR III's general partner that the Trust will not incur in the future.

     The Trust's actual consolidated financial statements will reflect the effects of the acquisition on and after the applicable closing date rather than the dates indicated above. The unaudited pro forma consolidated financial statements neither purport to represent what the consolidated results of operations or financial condition actually would have been had the acquisition and related transactions in fact occurred on the assumed date, nor do they purport to project the consolidated results of operations and financial position for any future period.

     The acquisition will be accounted for by the purchase method and, therefore, assets and liabilities of the properties will be recorded based on their fair values. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the aggregate consideration and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.

                            MAXUS REALTY TRUST, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEETS
                              AS OF MARCH 31, 2005
                                   (UNAUDITED)

                                                                                            PRO FORMA
                                                              HISTORICAL             ---------------------------
                                                              ----------                             PRO FORMA
                                                                 MRTI                              WITH SIR III
                                                                ACTUAL                SIR III       TRANSACTION
                                                                ------                -------       -----------
   Assets

Investment property
   Land                                                   $    1,355,000       $      312,000    $   1,667,000
   Buildings and improvements                                 35,644,000           10,841,000       46,485,000
   Personal property                                           2,663,000              587,000        3,250,000
                                                             -----------          -----------      -----------
                                                              39,662,000           11,740,000       51,402,000
   Less accumulated depreciation                              (4,509,000)                  ---      (4,509,000)
                                                             -----------          -----------      -----------

     Total investment property, net                           35,153,000           11,740,000       46,893,000

Cash (note 6a)                                                 3,600,000           (3,352,000)         248,000
Escrows and reserves                                           1,269,000              130,000        1,399,000
Note receivable                                                4,121,000                  ---        4,121,000
Accounts receivable                                                3,000                  ---            3,000
Prepaid expenses and other assets                                151,000               55,000          206,000
Intangible assets (net)                                           36,000                  ---           36,000
Deferred expenses, less accumulated amortization                 402,000               45,000          447,000
                                                             -----------          -----------      -----------
     Total assets of continuing operations                    44,735,000            8,618,000       53,353,000
Assets of discontinued operations - property held for sale         4,000                  ---            4,000
                                                             -----------          -----------      -----------
     Total assets                                         $   44,739,000       $    8,618,000    $  53,357,000
                                                             ===========          ===========      ===========

   Liabilities and Shareholders' Equity

Liabilities:
   Mortgage notes payable                                     27,708,000            8,350,000       36,058,000
   Note payable                                                4,121,000                  ---        4,121,000
   Accounts payable, prepaid rent and
     accrued expenses                                            605,000              219,000          824,000
   Real estate taxes payable                                     376,000                  ---          376,000
   Refundable tenant deposits                                    183,000               49,000          232,000
   Other accrued liabilities                                     871,000                  ---          871,000
                                                             -----------          -----------      -----------
     Total liabilities                                        33,864,000            8,618,000       42,482,000
                                                             -----------          -----------      -----------

Minority interest (note 6a)                                      152,000                  ---          152,000
Shareholders' equity:
   Common stock, $1 par value; Authorized 5,000,000 shares,
     issued and outstanding 1,294,000 shares
     at December 31, 2004                                      1,297,000                  ---        1,297,000
   Additional paid-in capital                                 17,925,000                  ---       17,925,000
   Distributions in excess of accumulated earnings            (8,499,000)                 ---       (8,499,000)
                                                             -----------          -----------      -----------
        Total shareholders' equity                            10,723,000                  ---       10,723,000
                                                             -----------          -----------      -----------

              Total liabilities & partner capital       $     44,739,000     $      8,618,000  $    53,357,000
                                                             ===========          ===========      ===========

See accompanying notes to pro forma financial statements.

                            MAXUS REALTY TRUST, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                           PRO FORMA                            PRO FORMA
                                                  ----------------------------        ----------------------------
                                     HISTORICAL                               HISTORICAL                 PRO FORMA
                                     ----------                               ----------                  FOR 2004
                                                   ADJUSTMENTS     PRO FORMA                           TRANSACTIONS
                                        MRTI        FOR 2004       FOR 2004     SIR III     SIR III     AND SIR III
                                       ACTUAL     TRANSACTIONS   TRANSACTIONS   ACTUAL    ADJUSTMENTS   TRANSACTION
                                       ------     ------------   ------------   -------   -----------  ------------
Income
Revenues:
  Rental                             $  5,220      $  1,075     $  6,295      $  1,789    $    ---      $  8,084
  Other                                   761            49          810           136         ---           946
                                       ------        ------       ------        ------      ------        ------

         Total revenues                 5,981         1,124         7,105        1,925         ---         9,030
Expenses:
  Depreciation and amortization         1,675           326         2,001          430          65         2,496
  Repairs and maintenance                 823           114           937          221         ---         1,158
  Turn costs and leasing                  321            50           371           94         ---           465
  Utilities                               410            96           506          110         ---           616
  Real estate taxes                       453           104           557          159         ---           716
  Insurance                               276            93           369           82         ---           451
  Property management fees -
      related parties                     293            56           349           96         ---           445
  Other operating expenses                857           117           974          281        (18)         1,237
  General and administrative              376           ---           376          ---         ---           376
                                       ------        ------        ------       ------      ------        ------

           Total operating expenses     5,484           956         6,440        1,473          47         7,960
                                       ------        ------        ------       ------      ------        ------
               Net operating income       497           168           665          452         (47)        1,070
                                       ------        ------        ------       ------      ------        ------
  Interest income (note 6b and 6d)       (198)         (409)         (607)         (21)         60          (568)
  Interest expense (note 6b)            1,490           546         2,036          577         ---         2,613
                                       ------        ------        ------       ------      ------        ------
  Loss before minority interest and
           discontinued operations       (795)           31          (764)        (104)       (107)         (975)

  Income from discontinued operations
           before minority interest     2,302         (131)         2,171          ---         ---         2,171
Less: Minority interest (note 6c)          14           (1)            13          ---           1            14
                                       ------       ------         ------       ------      ------        ------
               Net income (loss)    $   1,493    $     (99)     $   1,394     $   (104)   $   (108)    $   1,182
                                       ======       ======         ======       ======      ======        ======
Per share data (basic and diluted):

               Net income (loss)    $    1.18    $    (.08)     $    1.10     $   (.08)   $   (.09)    $     .93
                                       ======       ======         ======       ======      ======        ======
Weighted average shares outstanding     1,269        1,269          1,269        1,269       1,269         1,269
                                       ======       ======         ======       ======      ======        ======

See accompanying notes to pro forma financial statements.

                            MAXUS REALTY TRUST, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2005
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                    HISTORICAL                       PRO FORMA
                                                              ----------------------             -----------------

                                                                                                    PRO FORMA
                                                             MRTI              SIR III              WITH SIR III
                                                            ACTUAL             ACTUAL               TRANSACTION
                                                            ------             ------               -----------
Income
Revenues:
   Rental                                               $   1,562           $    410               $    1,972
   Other                                                      213                 67                      280
                                                           ------             ------                   ------

         Total revenues                                     1,775                477                    2,252

Expenses:
   Depreciation and amortization                              503                107                      610
   Repairs and maintenance                                    220                 54                      274
   Turn costs and leasing                                      98                 24                      122
   Utilities                                                  134                 36                      170
   Real estate taxes                                          124                 39                      163
   Insurance                                                   90                 19                      109
   Property management fees - related parties                  87                 23                      110
   Other operating expenses                                   229                 63                      292
   General and administrative                                 110                ---                      110
                                                           ------             ------                   ------

         Total operating expenses                           1,595                365                    1,960
                                                           ------             ------                   ------
              Net operating income                            180                112                      292
                                                           ------             ------                   ------

   Interest income                                           (145)                (8)                    (153)
   Interest expense                                           534                144                      678
                                                           ------             ------                   ------
   Loss before minority interest and
     discontinued operations                                (209)               (24)                    (233)
   Income from discontinued operations
     before minority interest                                 176                ---                      176
Less: Minority interest (note 6c)                             ---                ---                      ---
                                                           ------             ------                   ------
         Net income (loss)                              $     (33)          $    (24)              $      (57)
                                                           ======             ======                   ======
Per share data (basic and diluted):
   Loss from continuing operations                           (.16)              (.01)                    (.17)
   Income from discounted operations                          .13                ---                      .13
                                                           ------             ------                   ------
         Total                                          $    (.03)          $   (.01)              $     (.04)
                                                           ======             ======                   ======

   Distributions paid in current year                   $     .25           $    ---               $      .25
                                                           ======             ======                   ======

   Weighted average shares outstanding                  1,295,000                ---                1,295,000
                                                        =========             ======                =========

See accompanying notes to pro forma financial statements.

                            MAXUS REALTY TRUST, INC.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS


1. SECURED INVESTMENT RESOURCES, L.P., III (BICYCLE CLUB APARTMENTS):

The Bicycle Club Apartments ("Bicycle Club") is a 312-unit apartment complex located at 7909 Granby, Kansas City, Missouri. The Bicycle Club is owned by Secured Investment Resources Fund, L.P., III ("SIR III"). On March 18, 2005, SIR III entered into an Agreement and Plan of Merger with Bicycle Club, L.L.C. (the "Company"), wholly owned by Maxus Operating Limited Partnership, a Delaware limited partnership ("MOLP"). The purchase price is approximately $12,750,000. In connection with the acquisition and as part of the purchase price, the Trust plans to assume a mortgage loan of approximately $8,350,000, other liabilities of approximately $268,000 and acquire other assets of approximately $1,158,000.

2. PARTNERSHIP MANAGEMENT FEE:

Under the terms of SIR III's Limited Partnership Agreement, the general partner of SIR III is entitled to a partnership management fee equal to 5% of total operating cash flow, as defined in the Partnership Agreement. Upon completion of the proposed merger transaction, this fee will no longer be applicable.

3. DEPRECIATION:

Buildings and improvements are depreciated over their estimated useful lives (consistent with the policies of Maxus Realty Trust, Inc.) of 27.5 to 40 years on a straight-line basis. Personal property is depreciated over its estimated useful life ranging from 7 to 15 years using the straight-line method.

4. TAXES:

The Trust has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code. The Trust intends to continue to qualify as a REIT and to distribute substantially all of its taxable income to its shareholders. Accordingly, no provision for income taxes is reflected in the pro forma statements.

5. RELATED PARTY TRANSACTIONS:

Maxus Properties, Inc. ("Maxus"), an affiliate of the Trust will provide property management services for Bicycle Club. Management fees are calculated at 5% of the total revenue collected by Bicycle Club.

David L. Johnson, Chairman, Chief Executive Officer and President of Maxus Realty Trust, Inc. (the "Trust"), is also the beneficial owner of more than 10% of the Trust's issued and outstanding common stock, and the principal owner and President of Nichols Resources, Ltd., the general partner of SIR III. Mr. Johnson, together with his wife, jointly own approximately 85% of Bond Purchase, L.L.C. ("Bond Purchase"), a 7.81% limited partner in SIR III and the sole owner of SIR III's general partner. Mr. Johnson is also an affiliate of Paco Development, L.L.C. ("Paco"), which is a 2.43% limited partner in SIR III. Monte McDowell, Bob Kohorst and Chris Garlich, each of whom are trustees of the Registrant, are the beneficial owners of 20.3%, 8.0% and 6.5%, respectively, of SIR III's Partnership Units. Bond Purchase and Paco have indicated that they will elect to receive approximately 31,000 MOLP Units if the merger transaction is consummated.

6.  2004 TRANSACTIONS

In 2004, wholly owned subsidiaries of the Trust acquired three apartment complexes, Terrace Apartments ("Terrace") in May 2004, Waverly Apartments ("Waverly") and Arbor Gate Apartments ("Arbor Gate") in September 2004. In addition, in September 2004, the Trust sold the ACI Building. The adjustments for the 2004 transactions reflect the pro forma adjustments as if each of the transactions had occurred on January 1, 2004.

     a. Cash reflected in the pro forma balance sheet for SIR III assumes net merger consideration of approximately $4,280,000 is all cash. The balance of $3,352,000 reflects merger consideration less cash held by SIR III. Certain affiliates of SIR III have indicated that they will elect to receive approximately $438,000 consideration in MOLP units instead of cash, which if consummated would have the effect of decreasing cash, increasing the minority interest and additionally, increasing the minority interest in operations.

     b. Interest income and expenses reflected on the Pro Forma Statements of Operations for the year ended December 31, 2004 includes a net increase of $349,000 related to the wrap note on the ACI building sale and interest income includes $60,000 of income on increased cash.

     c. Reflects adjustment for minority interest assuming no MOLP units issued.

     d.   Reflects $60,000 of forgone interest income.

7. BASIS OF PRESENTATION

The Pro Forma Statements of Operations have been prepared on the accrual basis of accounting. The Pro Forma Statements of Operations have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a proxy statement of the Trust.

The Pro Forma Statements of Operations exclude items not comparable to the projected future operations of the Bicycle Club. Excluded expenses include a 5% partnership management fee, depreciation and amortization which will be calculated based on the acquisition basis of the Bicycle Club fixed assets and interest income forgone. The Pro

Forma Statements of Operations were prepared assuming that all considerations will be paid to the SIR III limited partners in cash. Certain affiliates of SIR III have indicated that they will elect to receive MOLP Units instead of cash, which would increase the minority interest.

8. USE OF ESTIMATES

Management of the Trust has made a number of estimates and assumptions relating to the reporting of pro forma operations and to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

                            INFORMATION ABOUT SIR III

Management's Discussion and Analysis of Financial Condition and Results of Operations of SIR III

     The following discussion should be read together with the financial statements of SIR III included in this proxy statement. We have included certain "forward-looking statements" in this proxy statement (including the documents incorporated herein by reference). We intend these to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS."

Overview

     Secured Investment Resources Fund, L.P., III ("SIR III" or the "Partnership") is a Missouri limited partnership formed pursuant to the Missouri Revised Uniform Limited Partnership Act on April 20, 1988. Nichols Resources Ltd., a Missouri corporation ("Nichols") is the General Partner.

     The Partnership was formed to engage in the business of acquiring, improving, developing, operating and holding for investment, income producing real properties with the objectives of (i) preserving and protecting the Partnership's capital; (ii) providing cash distributions from operations, (iii) providing capital growth through property appreciation of Partnership properties; and (iv) increasing equity in property ownership by the reduction of mortgage loans on Partnership properties. The term of the Partnership is 60 years from the date of the Partnership Agreement (December 6, 1988), or the date on which all of the assets acquired by the Partnership are sold and converted to cash.

     On January 1, 1999, the Partnership entered into a property management agreement with Maxus Properties, Inc. ("Maxus"), a Missouri corporation that is an affiliate of Nichols. The sole shareholder of Nichols is Bond Purchase, L.L.C. ("Bond Purchase"). Mr. Johnson, together with his wife, jointly own approximately 85% of Bond Purchase. David L. Johnson is also the majority shareholder and an executive officer and director of Maxus.

     Cash is primarily generated by renting apartment units to tenants or securing loans with the Partnership's assets. Cash is used primarily to pay operating expenses (repairs and maintenance, payroll, utilities, taxes, and insurance), make capital expenditures for property improvements, and to repay principal and interest on outstanding loans. The key performance indicators for revenues are occupancy rates and rental rates. Revenues are also impacted by concessions (discounts) offered as rental incentives. The key performance indicator for operating expenses is total operating expense per apartment unit. A significant change in the turnover rate of rental units can also cause a significant change in operating expenses. Management also evaluates total taxes, utilities and insurance rates for the property.

     General economic trends that management evaluates include construction of apartment units (supply), unemployment rates, job growth, and interest rates (demand). The apartment industry is sensitive to extremely low interest rates, which tend to increase home ownership and decrease apartment occupancy rates. The apartment industry is also sensitive to increased unemployment rates, which tend to cause possible renters to double up in a unit or share a non-rental dwelling with relatives or acquaintances. New construction in an area with low occupancy rates can cause a further decline in occupancy or rental rates.

     Economic trends appear to indicate that interest rates are increasing. It also appears that unemployment rates are declining, with job growth rising. If these trends are correct and if the trends continue, the Trust believes it should be able to begin reducing concessions, raising rental rates and increasing occupancy, which should improve revenues. In such case, the Trust also believes variable operating expenses will also tend to increase, but fixed expense coverage would improve.

Liquidity and Capital Resources

     Cash and certificates of deposit of SIR III as of December 31, 2004 was $928,000, a decrease of $177,000 from the balance of $1,105,000 at December 31, 2003. Mortgage escrows and restricted deposits held by various lenders were $130,000 and $129,000 at December 31, 2004 and December 31, 2003, respectively, and are not readily available for current disbursement.

     Cash and certificates of deposit of SIR III as of March 31, 2005 was $840,000, a decrease of $188,000 from the balance of $928,000 at December 31, 2004. Mortgage escrows and restricted deposits held by various lenders were $187,000 and $130,000 at March 31, 2005 and December 31, 2004, respectively, and are not readily available for current disbursement.

     Net cash provided by operating activities of SIR III increased $75,000 to $328,000 for the year ended December 31, 2004 primarily attributable to an increase of $50,000 due to a reduction in net loss in 2004 compared to 2003.

     Net cash provided by operating activities of SIR III decreased $177,000 to $68,000 for the quarter ended March 31, 2005, primarily attributable to an increase of prepaid expenses and a decrease in accounts payable.

     Net cash used in investing activities of SIR III was $215,000 in 2004 comprised primarily of capital expenditures. Net cash used in investing activities in 2003 of $434,000 was primarily comprised of capital expenditures.

     Net cash used in investing activities of SIR III in the quarter ended March 31, 2005, was $73,000 comprised primarily of scheduled increases in restricted deposits and escrows. Net cash used in investing activities for the same period in 2004 of $165,000 was primarily comprised of capital expenditures, along with scheduled increases in restricted deposits and escrows.

     Net cash used by financing activities of SIR III for the year ended December 31, 2004 was $290,000, an increase of $216,000 from the same period in 2003. The cash used by financing activities was due to the repurchase of limited partnership units in the periods presented.

     Net cash used by financing activities of SIR III for the quarter ended March 31, 2005, was $83,000, as compared to $123,000 from the same period in 2004. The cash used by financing activities was due to the repurchase of limited partnership units in the periods presented.

     Management believes SIR III's current cash position and the Bicycle Club's ability to generate operating cash flows should enable SIR III to fund anticipated operating and capital expenditures in 2005. Projected capital expenditures of approximately $200,000 are currently planned in 2005, primarily for painting and land improvement projects. Capital replacements of approximately $60,000 are expected to be reimbursed from reserves held by lenders. Except for the items mentioned, management does not anticipate any material capital expenditures at the Bicycle Club in 2005.

     At this time, management does not believe the risk of changes in operations adversely impacting cash flow from operating activities in the foreseeable future is a material risk to SIR III's operations. As leases expire, they are expected to be replaced or renewed in the normal course of business over a reasonable period of time.

Contractual Obligations and Commercial Commitments

     The following table sets forth information regarding SIR III's contractual obligations. Management believes SIR III's current cash position and the Bicycle Club's ability to provide operating cash flows should enable SIR III to fund anticipated payments on these obligations in 2005.

As of December 31, 2004

                                                        Payments Due by Period
                                    Less
Contractual                        than 1             1-3               4-5          After 5
Obligations                         year             years             years          years            Total
         Long-Term Debt             $ -                -             $8,350,000         -         $8,350,000


     Reference is also made to Note 2 of Notes to Financial Statements included in SIR III's audited financial statements included in this proxy statement for a description of mortgage indebtedness secured by SIR III's real property.

Off-Balance Sheet Arrangements

     SIR III does not have any "off-balance sheet arrangements" as defined in Item

303(c) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended.

Related Party Transactions

     David L. Johnson, the Trust's Chairman, Chief Executive Officer and President and beneficial owner of more than 10% of the Trust's issued and outstanding common stock, is the principal owner of Bond Purchase, which is the owner of Nichols, the general partner of SIR III and is the primary equity owner of a limited partner in SIR III that owns approximately 7.81% of SIR III. Mr. Johnson is also an affiliate of Paco Development, L.L.C. ("Paco"), which is a 2.43% limited partner in SIR III.

     Maxus manages the Bicycle Club Apartments. SIR III paid Maxus management fees of $96,000 and $94,000 for the years ended December 31, 2004 and 2003 respectively. Management fees are determined pursuant to a management agreement that provides for fees calculated as 5% of monthly gross receipts from the property's operations. SIR III believes the management fee is similar to fees that would be paid to an unrelated party for management of the properties.

     SIR III paid Maxus management fees of $24,000 each for the quarters ended March 31, 2005 and 2004.

     Certain Maxus employees are located at the Bicycle Club Apartments and perform leasing, maintenance, office management, and other related services for the property. SIR III recognized $206,000 and $210,000 of payroll costs for the years ended December 31, 2004 and 2003, respectively, and $52,000 and $54,000 of payroll costs for the quarters ended March 31, 2005 and 2004 respectively that have been or will be reimbursed to Maxus.

     Nichols, as the general partner of SIR III is entitled to receive a partnership management fee equal to 5% of total operating cash flows (as defined in the partnership agreement) for managing the normal operations of SIR III. SIR III management fees were $18,000 for 2004 and 2003, respectively. The amount included in 2003 includes $18,000 that should have been included in 2002. Additionally, management fees of an estimated $5,000 incurred in 2005 results are included in other operating expenses.

Results of Operations

     The results of operations for the Bicycle Club for the years ended December 31, 2004 and 2003 are detailed below.


         Occupancy
                                                   AVERAGE OCCUPANCY LEVELS
                                                FOR THE YEARS ENDED DECEMBER 31,
                                                   2004       2003      2002
                           Bicycle Club             90%        89%       89%

     The Northern Kansas City, Missouri market conditions continue to show concessions of one-month free rent and average occupancy in the mid 80% to mid 90% range. There are no new competitors in the market.

     The results of operations for the Bicycle Club for the periods ended March 31, 2005 and 2004 are detailed below.

         Occupancy
                                                    AVERAGE OCCUPANCY LEVELS
                                                FOR THE QUARTERS ENDED MARCH 31,
                                                         2005       2004
                           Bicycle Club                   85%        91%

     The Northern Kansas City, Missouri market conditions continue to show concessions of one-month free rent and average occupancy in the mid 80% to mid 90% range. There are no new competitors in the market.

Comparison of Consolidated Results

     For the year ended December 31, 2004, SIR III's consolidated total revenues were $1,925,000 compared to $1,945,000 for the year ended December 31, 2003, representing a decrease of $20,000 (1.0%). The decrease in consolidated revenues is primarily due to an increase in bad debt of $45,000, partially offset by increased rental rates.

     For the quarter ended March 31, 2005, SIR III's consolidated total revenues were $477,000 compared to $495,000 for the quarter ended March 31, 2004, representing a decrease of $18,000 (3.6%). The decrease in consolidated revenues is primarily due to an increase in vacancy loss of $25,000.

     For the year ended December 31, 2004, Secured Investment Resources Fund, L.P. III's consolidated operating expenses were $1,045,000 compared to $1,119,000 for the year ended December 31, 2003. The decrease in expense of $74,000 (6.6%) is due primarily to a decrease in other operating and maintenance expenses of $56,000 along with an $18,000 decrease in leasing expenses.

     For the quarter ended March 31, 2005, Secured Investment Resources Fund, L.P. III's consolidated operating expenses were $370,000 compared to $359,000 for the quarter ended March 31, 2004. The increase in expense of $11,000 (3.1%) is due primarily to an increase in other operating expenses of $6,000 along with a $5,000 increase in utilities.

Competition

     The real estate business is highly competitive, and SIR III competes with numerous entities engaged in real estate activities, some of which may have greater financial resources than those of SIR III. SIR III's management believes that success against such competition is dependent upon the geographic location of the property, the performance of property managers, the amount of new construction in the area and the maintenance and appearance of the property. With respect to residential property, competition is also based upon the design and mix of the units and the ability to provide a community atmosphere for the tenants. SIR III's direct competitors, located within five miles of SIR III's only property (the Bicycle Club Apartments), are Quail Run Apartments, 690 units built in 1985; Falcon
Point, 192 units built in 1988; The Ethans, 606 units built in 1988; Camden Passage, 598 units built in 1989-1998; The Lakes, 400 units built in 1987, Kelly Crossing, 624 units built in 1998 and Barclay Club, 400 units completed in 2001. The Bicycle Club Apartments is competitive in terms of square footage per unit and rents for unit types. SIR III's management believes that general economic circumstances and trends and new properties in the vicinity of SIR III's property will also be competitive factors.

Market Risk

     SIR III has considered the provisions of Financial Reporting Release No. 48 "Disclosure of Accounting Policies for Derivative Financial Instruments and Derivative Commodity Instruments, and Disclosure of Quantitative and Qualitative Information about Market Risk Inherent in Derivative Financial Instruments, Other Financial Instruments and Derivative Commodity Instruments". SIR III had no holdings of derivative financial or commodity instruments at December 31, 2004 or March 31, 2005.

     SIR III does not believe that it has any material exposure to interest rate risk currently. The debt on the Bicycle Club Apartments is at a fixed rated of 6.91% and matures in 2008.

Inflation

     The effects of inflation did not have a material impact on SIR III's operations in fiscal 2004 or 2003.

Critical Accounting Policies

     SIR III is the sole Limited Partner of a single asset partnership, Bicycle Club Joint Venture, L.P. The consolidated financial statements include the accounts of SIR III and Bicycle Club Joint Venture, L.P. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Certain amounts in 2003 have been reclassified to conform with the 2004 presentation. Certain amounts in 2004 have been reclassified to conform with the 2005 presentation.

     The significant accounting policies followed by SIR III are summarized below.

     Depreciation   of  Fixed  Assets.   Depreciation   is  computed  using  the
straight-line method over the following economic useful lives:

                  Buildings and improvements                    27 - 30 Years
                  Other fixed assets                             5 - 15 Years

     Loan Fees. Loan fees include mortgage loan costs in the original amount of $97,791 which are being amortized by the straight-line method over a 7 year period which represents the time from origination of the mortgage loan through the maturity date of March 1, 2008.

The Bicycle Club Apartments

     The Bicycle Club Apartments consists of 312 units of multi-family rental real estate located near I-29 and Barry Road in Kansas City, Missouri on a tract of land containing 20 acres. The Bicycle Club Apartments were constructed in 1986 and include one and two bedroom units.

                                   PROPOSAL 2
                                   ----------
               PROPOSAL TO APPROVE ANY ADJOURNMENT OF THE SPECIAL
                                    MEETING

     A vote (i) in person by a shareholder for adjournment of the special meeting of shareholders or (ii) for Proposal 2 on the proxy card authorizing the named proxies on the proxy card to vote the shares covered by such proxy to adjourn the special meeting of shareholders, would allow for additional solicitation of shareholder proxies or votes in order to obtain a quorum or in order to obtain more proxies or votes in favor of Proposal 1. Consequently, it is not likely to be in the interest of shareholders who intend to vote against Proposal 1 to vote in person to adjourn the special meeting of shareholders or to vote for Proposal 2 on the proxy card.

     The Board of Trustees recommends a vote FOR any proposal to adjourn the special meeting to allow for additional solicitation of shareholder proxies or votes.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth information as of May 20, 2005, regarding the number of shares of the Trust beneficially owned by each of the Trustees and executive officers of the Trust, by any other person, if any, known to own 5% or more of the Trust's outstanding shares and by all current Trustees, nominees for Trustees and executive officers as a group:


                Name of                        Number of Shares              Percent
         Beneficial Owner (1)               Beneficially Owned (2)         of Class (3)
         --------------------               ----------------------         ------------

David L. Johnson                                    160,632 (4)                12.4
John W. Alvey                                        55,881 (5)                 4.3
Christopher J. Garlich                               77,882 (6)                 6.0
Monte McDowell                                       19,884 (7)                 1.6
Danley K. Sheldon                                    20,000 (8)                 1.6
W. Robert Kohorst                                    37,907 (9)                 2.9
Kevan D. Acord                                        2,130 (10)                *
Jose L. Evans                                        27,852                     2.1

Mercury Real Estate                                  97,998 (11)                7.6
Advisors LLC
100 Field Point Road
Greenwich, CT 06830

Mercury Special Situations                           80,656 (11)                6.2
Fund LP
100 Field Point Road
Greenwich, CT 06830

Malcolm F. MacLean IV                                97,998 (11)                7.6
100 Field Point Road
Greenwich, CT 06830

David R. Jarvis                                      97,998 (11)                7.6
100 Field Point Road
Greenwich, CT 06830

Trustees and Executive                              402,168                    31.1
     Officers as a Group


(1) Each of the named beneficial owners other than (i) Mercury Real Estate Advisors LLC, (ii) Mercury Special Situations Fund LP, (iii) Malcolm F. MacLean IV and (iv) David R. Jarvis may be reached at the Trust's executive offices: c/o Maxus Realty Trust, 104 Armour Boulevard, North Kansas City, Missouri 64116.

(2) Under the rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Except as described in the footnotes below, the Trustee has both sole voting power and sole investment power with respect to the shares set forth in the table.

(3) An asterisk indicates that the number of shares beneficially owned do not exceed one percent of the number of shares of common stock issued and outstanding.

(4) Includes: (i) 150,561 shares held by Mr. Johnson and his wife as joint tenants with right of survivorship, (ii) 150 shares held in an individual retirement account for Mr. Johnson's benefit, (iii) 300 shares held by his minor son and daughter and (iv) 9,621 units of MOLP, which are currently convertible into 9,621 shares of the Trust's common stock. Does not include
     (i) 49,946 shares pledged as collateral to Sunset Plaza Realty Partners, L.P. ("Sunset"), a limited partnership in which Mr. Johnson and his wife indirectly are the principal equity interest holders, to secure loans made by Sunset and (ii) 37,881 shares pledged as collateral to Bond Purchase, L.L.C. ("Bond Purchase"), a limited liability company in which Mr. Johnson and his wife are the majority equity interest holders, to secure a loan to NKC Associates, L.L.C. (as described in note (5) below).

(5) Includes shared voting and dispositive power of the 37,881 shares held by NKC Associates, L.L.C., a Missouri limited liability company ("NKC"), in which Mr. Alvey holds a 22.5% equity interest. NKC acquired these shares with funds from a demand loan made by Bond Purchase and affiliate of David
     L. Johnson. The demand loan is secured by the 37,881 shares of the Trust acquired by NKC, with interest accruing on the unpaid balance at a rate of eight percent per annum. Substantially all of the shares purchased by Mr. Alvey other than the shares acquired by NKC were purchased with funds loaned to Mr. Alvey by David L. Johnson and his wife and his affiliates. These loans are unsecured.

(6) Includes 51,382 shares held by a trust in which Mr. Garlich is the grantor and trustee and 26,500 shares held by Mr. Garlich's wife.

(7) Includes: (i) 11,000 shares held by a revocable trust for the benefit of Mr. McDowell's minor son, (ii) 4,875 shares held by McDowell Investments, L.P., a Missouri limited partnership in which Mr. McDowell is the 100% equity holder and (iii) 4,009 shares held by his minor son in a custodial account in which Mr. McDowell is the custodian.

(8) These shares have been pledged as collateral to Sunset to secure loans made by Sunset to Mr. Sheldon.

(9) Includes (i) 35,207 shares held by Everest Management, LLC, of which Mr. Kohorst is a 50% beneficial owner through his pension plan, (ii) 700 shares held in Mr. Kohorst's individual retirement account and (iii) 2,000 shares held in Mr. Kohorst's wife's individual retirement account.

(10) Held by Mr. Acord's wife.

(11) Pursuant to Amendment No. 1 to the Schedule 13D jointly filed by Mercury Real Estate Advisors LLC, Mercury Special Situations Fund LP, Malcolm F. MacLean IV and David R. Jarvis on December 22, 2004. Each of these reporting persons reported beneficial ownership of all or a certain portion of the 97,998 shares acquired by the reporting persons.

Independent Auditors

     The Audit Committee selected KPMG LLP to serve as the Trust's independent auditor for the current year. KPMG LLP also served as the Trust's independent auditor for the fiscal year ended December 31, 2004. Representatives of KPMG LLP will be present at the special meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions for the shareholders.

Other Business

     Other than those items set forth in this proxy statement, the Board of Trustees knows of no other business to be presented for consideration at the special meeting. Should any other matters properly come before the special meeting or any adjournment thereof, it is the intention of the persons named in the proxies to vote such proxies in accordance with their best judgment on such matters.

Shareholder Proposals for the 2006 Annual Meeting of Shareholders

     Shareholders who wish to present proposals for action at the annual meeting of shareholders to be held in 2006 should submit their proposals to the Trust at the address of the Trust set forth on the first page of this proxy statement. Proposals must be received by the Trust no later than November 25, 2005, for consideration for inclusion in the next year's annual proxy statement and proxy. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the annual meeting by shareholders, unless the Trust receives written notice at such address of such matters on or before February 8, 2006.

Householding

     Only one copy of the Trust's annual report for the year ended December 31, 2004, Form 10-QSB Quarterly Report for the quarter ended March 31, 2005, and this proxy statement is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. This procedure is referred to as "householding." In addition, the Trust has been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. The Trust will promptly deliver upon written or oral request a separate copy of the annual report and/or this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered if a separate copy of the annual report and/or proxy statement is desired. A shareholder should notify the Trust (i) if a shareholder wishes to receive a separate annual report and/or proxy statement in the future or (ii) if a shareholder is receiving multiple copies of the annual report and/or the proxy statement, but wishes to receive a single copy of the annual report and/or the proxy statement in the future. Requests should be made to Maxus Realty Trust, Inc., Attention: Michele Berry, 104 Armour Road, North Kansas City, Missouri 64116, (816) 877-0892. A shareholder can contact his broker or bank to make a similar request, provided the broker or bank has determined to household proxy materials.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Trust incorporated in this proxy statement by reference from its Annual Report on Form 10-KSB for the year ended December 31, 2004 have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect thereto.

     The financial statements of SIR III for the year ended December 31, 2004, included in this proxy statement have been audited by Koch & Koch, independent auditors, as stated in their report appearing herein.

                       WHERE YOU CAN FIND MORE INFORMATION

     As required by law, we file reports, proxy statements and other information with the Commission. The Commission allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the Commission will update and supersede the information in this proxy statement.

     We incorporate by reference into this proxy statement the following documents filed by us with the Commission (File No. 000-13754) pursuant to the Exchange Act:

     -    Our Annual Report on Form 10-KSB for the year ended December 31, 2004;

     - Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005; and

     - Our Current Reports on Form 8-K filed with the Commission on January 18, 2005 (reporting under Item 1.01), and April 14, 2005 (reporting under Item 7.01).

     The information relating to the Trust contained in this proxy statement should be read together with the information in the documents which we have incorporated by reference in this proxy statement. You should rely only on the information contained in (or incorporated by reference into) this proxy statement. A copy of our annual report for the year ended December 31, 2004 and quarterly report for the quarter ended March 31, 2005, accompanies this proxy statement.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting on June 30, 2005, and any and all adjournments of that meeting, shall be deemed to be incorporated by reference in and to be a part of this proxy statement from the date we file such documents.

     Any statement contained in a document which we incorporate by reference in this proxy statement shall be deemed to be automatically modified or superseded for purposes of this proxy statement once we file another document which also is or is deemed to be incorporated by reference in this proxy statement which modifies or supersedes such statement.

     We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated May 25, 2005. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

     Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). To receive a free copy of any of the documents incorporated by reference in this proxy call or write Maxus Realty Trust, Inc., 104 Armour Road, North Kansas City, Missouri 64116, Attention:
Michele Berry, Telephone (816) 877-0892.

                                              By Order of the Board of Trustees,

                                              /s/ Christine A. Robinson

                                              Christine A. Robinson
                                              Secretary

                                              May 25, 2005
                                              North Kansas City, Missouri

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


Secured Investment Resources Fund, L.P. III

Unaudited Financial Statements:

Balance Sheets as of March 31, 2005 and December 31, 2004....................F-2
Statements of Operations for the three months ended March 31, 2005 and March 31, 2004..................................................F-3
Statements of Cash Flows for the three months ended March 31, 2005 and March 31, 2004..................................................F-4
Notes to Financial Statements................................................F-5

Audited Financial Statements:

Independent Auditors' Report.................................................F-6
Balance Sheets as of December 31, 2004 and December 31, 2003.................F-7
Statements of Income, Expense and Partners' Deficit for the
         years ended December 31, 2004 and December 31, 2003.................F-9
Statements of Cash Flows for the years ended December 31, 2004 and December 31, 2003..............................................F-10
Notes to Financial Statements...............................................F-12

                  SECURED INVESTMENT RESOURCES FUND, L.P., III
                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                               March 31,          December 31,
   Assets                                                         2005                2004
                                                                  ----                ----

Investment property
   Land and buildings                                      $  10,856,000        $  10,856,000
   Personal property                                           1,626,000            1,610,000
                                                              ----------           ----------

   Less accumulated depreciation                              (6,471,000)          (6,367,000)
                                                              ----------           ----------

     Total investment property, net                            6,011,000            6,099,000

Cash and certificates of deposit                                 840,000              928,000
Escrows and restricted deposits                                  187,000              130,000
Prepaid expenses and other assets                                 34,000               55,000
Deferred expenses, less accumulated amortization                  42,000               45,000
                                                              ----------           ----------
     Total assets                                          $   7,114,000      $     7,257,000
                                                              ==========           ==========

   Liabilities and Partners Deficit

Liabilities:
   Mortgage notes payable                                      8,350,000            8,350,000
   Accounts payable, prepaid rent and accrued expenses           153,000              219,000
   Real estate taxes payable                                      38,000                  ---
   Refundable tenant deposits                                     45,000               49,000
                                                              ----------           ----------
     Total liabilities                                         8,586,000            8,618,000
                                                              ----------           ----------

Partners deficit:
   Partners capital                                            1,360,000              888,000
   Treasury units                                                 82,000              368,000
   Current year (profit) loss                                     30,000              105,000
                                                              ----------           ----------
   Total partners deficit                                      1,472,000            1,361,000
                                                              ----------           ----------

              Total liabilities & partner deficit          $   7,114,000      $     7,257,000
                                                              ==========           ==========




                       See notes to financial statements.

                  SECURED INVESTMENT RESOURCES FUND, L.P., III
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                      Three Months Ended
                                                                 March 31,           March 31,
                                                                   2005                2004
                                                                   ----                ----
Income
Revenues:
   Rental                                                   $    410,000      $       439,000
   Other                                                          67,000               56,000
                                                              ----------           ----------

     Total revenues                                              477,000              495,000
                                                              ----------           ----------

Expenses:
   Depreciation and amortization                                 108,000              107,000
   Repairs and maintenance                                        54,000               55,000
   Turn costs and leasing                                         24,000               22,000
   Real estate taxes                                              38,000               39,000
   Utilities                                                      36,000               31,000
   Property insurance                                             19,000               20,000
   Property management fees - related parties                     24,000               24,000
   Other operating expenses                                       67,000               61,000
                                                              ----------           ----------

     Total operating expenses                                    370,000              359,000
                                                              ----------           ----------

           Net operating income                                  107,000              136,000
                                                              ----------           ----------

   Interest income                                                 8,000               10,000
   Interest expense                                              144,000              144,000
                                                              ----------           ----------

           Net income (loss)                                $    (29,000)     $         2,000
                                                              ==========           ==========





                       See notes to financial statements.

                  SECURED INVESTMENT RESOURCES FUND, L.P. III
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                             Three Months Ended
                                                                         March 31,          March 31,
                                                                           2005               2004
                                                                           ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                               $   (29,000)          $  2,000
     Adjustments to reconcile net income (loss) to net
          cash provided by operating activities:
        Depreciation                                                     104,000            105,000
        Amortization                                                       4,000              4,000
    Changes in accounts affecting operations:
        Accounts payable, prepaid rent,
          and accrued expenses                                           (66,000)            21,000
        Real estate taxes payable                                         38,000             38,000
        Tenant security deposits                                          (4,000)            (4,000)
     Increase (decrease) in prepaids and other assets                     21,000             79,000
                                                                      ----------         ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                 68,000            245,000
                                                                      ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Increase in restricted deposits and escrows                         (57,000)           (58,000)
     Cash payments for fixed asset purchases                             (16,000)          (107,000)
                                                                      ----------         ----------
NET CASH USED BY INVESTING ACTIVITIES                                    (73,000)          (165,000)
                                                                      ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Repurchase of partnership units                                     (83,000)          (123,000)
                                                                      ----------         ----------
NET CASH USED BY FINANCING ACTIVITIES                                    (83,000)          (123,000)
                                                                      ----------         ----------

NET INCREASE (DECREASE) IN CASH                                          (88,000)           (43,000)

CASH BEGINNING OF PERIOD                                                 928,000          1,105,000
                                                                      ----------         ----------

CASH AT MARCH 31                                                     $   840,000       $  1,062,000
                                                                      ==========         ==========



                       See notes to financial statements.

                  SECURED INVESTMENT RESOURCES FUND, L.P. III
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2004

(1) Summary of Significant Accounting Policies

Refer to the financial statements of Secured Investment Resources Fund, L.P. III ("SIR III"), for the year ended December 31, 2004, which are contained in SIR III's audited consolidated financial statements, for a description of the accounting policies which have been continued without change. Also, refer to the footnotes to those statements for additional details of SIR III's financial condition and results of operations. The details in those notes have not changed except as a result of normal transactions in the interim. In the opinion of SIR III's general partner, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2005, and for all periods presented have been made. The results for the quarter ended March 31, 2005, are not necessarily indicative of the results that may be expected for the entire year.

Certain classifications have been made to the prior period amounts to conform to the current period presentation.

(a) Description of Business

SIR III is a limited partnership organized under the laws of the State of Missouri on April 20, 1988. SIR III was organized to acquire an interest in real property located in Kansas City, Missouri, and to operate thereon an apartment complex of 312 units.

(b) Basis of Accounting

The financial statements include only those assets, liabilities, and results of operations of the partners which relate to the business of SIR III. The statements do not include assets, liabilities, revenues or expenses attributable to the partners' individual activities. No provision has been made for federal and state income taxes since these taxes are the responsibility of the partners.

(2) Repurchase of Partnership Interests

On December 3, 2004, SIR III commenced an offer to purchase up to 1,200 of SIR III's limited partnership units (the "Offer"). The Offer expired on January 7, 2005. In connection with the Offer, SIR III redeemed 324 limited partnership units of SIR III at $510 per unit. 183 units were redeemed in the quarter ended March 31, 2005. As of March 31, 2005, there are 7,412 outstanding limited partnership units.

                          INDEPENDENT AUDITORS' REPORT



To the Partners of
Secured Investment Resources Fund, L.P. III

We have audited the consolidated balance sheets of Secured Investment Resources Fund, L.P. III, a limited partnership as of December 31, 2004 and 2003 and the related consolidated statements of income, expense, and partners' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Project's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Secured Investment Resources Fund, L.P. III, a limited partnership as of December 31, 2004 and 2003 and the results of its operations and the changes in partners' deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

February 7, 2005                               /s/  Koch & Koch
                                                    Koch & Koch
                                                    Certified Public Accountants
                                                    Kansas City, Missouri

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                                 BALANCE SHEETS
                   -------------------------------------------
                           December 31, 2004 and 2003


                                     ASSETS
                                     ------
                                                                              2004            2003
                                                                              ----            ----
CURRENT ASSETS
    Cash and certificates of deposit                                     $  928,158       $1,104,744
     Prepaid insurance                                                       48,693           49,098
     Restricted deposits                                                     83,762           83,594
     Mortgage escrows                                                        46,594           45,144
                                                                         ----------       ----------
                  TOTAL CURRENT ASSETS                                    1,107,207        1,282,580
                                                                         ----------       ----------

FIXED ASSETS (Note 1)
    Land and buildings                                                   10,855,697       10,728,917
    Personal property                                                     1,610,281        1,523,541
                                                                         ----------       ----------
                  Total fixed assets                                     12,465,978       12,252,458
         Less accumulated depreciation                                    6,367,352        5,951,637
                                                                         ----------       ----------
                  NET FIXED ASSETS                                        6,098,626        6,300,821
                                                                         ----------       ----------

OTHER ASSETS
    Unamortized loan fees (Note 1)                                           45,403           59,373
    Utility deposits                                                          6,000            6,000
                                                                         ----------       ----------
                  TOTAL OTHER ASSETS                                         51,403           65,373
                                                                         ----------       ----------

                  TOTAL ASSETS                                           $7,257,236       $7,648,774
                                                                         ==========       ==========







                       See Notes to Financial Statements.

                  SECURED INVESTMENT RESOURCES FUND, L.P. III

                                 BALANCE SHEETS
                  -------------------------------------------
                           December 31, 2004 and 2003

                                   LIABILITIES
                                   -----------

                                                                     2004                2003
                                                                     ----                ----

CURRENT LIABILITIES
     Accounts payable - trade (Note 3)                         $    37,681         $    41,802
     Accrued payroll                                                10,022              10,998
     Accrued interest payable -mortgage                             48,082              48,082
     Accrued property management fee (Note 3)                        8,013               8,353
     Accrued partnership management fee (Note 3)                    18,000              24,000
     Tenant security deposits                                       48,998              51,044
     Accounts payable - repurchase partnership units                78,030                 -
     Prepaid rent                                                   18,987               2,296
                                                                ----------          ----------
                  TOTAL CURRENT LIABILITIES                        267,813             186,575

LONG TERM LIABILITIES
      Mortgage  payable (Note 2)                                 8,350,000           8,350,000
                                                                ----------          ----------
                  TOTAL LIABILITIES                              8,617,813           8,536,575
                                                                ----------          ----------


                                PARTNERS' DEFICIT
                                -----------------

    General partner (4 units authorized and outstanding)
         Capital contributions                                       2,000               2,000
         Partner deficit                                           (45,386)            (44,337)
                                                                ----------          ----------
                                                                   (43,386)            (42,337)
                                                                ----------          ----------

    Limited partners (60,000 units authorized; outstanding
      2004 - 7,595 units; 2003 - 8,445 units)
         Capital contributions                                   3,177,524           3,545,394
         Partner deficit                                        (4,494,715)         (4,390,858)
                                                                ----------          ----------
                                                                (1,317,191)           (845,464)
                                                                ----------          ----------

TOTAL PARTNERS' DEFICIT                                         (1,360,577)           (887,801)
                                                                ----------          ----------

TOTAL LIABILITIES AND PARTNERS' DEFICIT                         $7,257,236          $7,648,774
                                                                ==========          ==========

                        See Notes to Financial Statements

                  SECURED INVESTMENT RESOURCES FUND, L.P. III

              STATEMENTS OF INCOME, EXPENSE, AND PARTNERS' DEFICIT
              ----------------------------------------------------
                 For the Years Ended December 31, 2004 and 2003

                                                                     2004            2003
                                                                     ----            ----
INCOME
     Rent                                                        $1,789,373       $1,820,160
     Other                                                          135,786          124,429
                                                                 ----------       ----------
                  TOTAL INCOME                                    1,925,159        1,944,589
                                                                 ----------       ----------

OPERATING EXPENSES
     Property management fee (Note 3)                                96,208           94,084
     Partnership management fee (Note 3)                             18,000           34,800
     Manager and office payroll                                      99,024          101,752
     Leasing costs                                                   40,723           59,024
     Other administrative expenses                                   97,302           85,810
     Utilities                                                      109,537          122,019
     Maintenance and repairs payroll                                107,270          109,154
     Other operating and maintenance expenses                       185,940          242,378
     Real estate taxes                                              153,556          158,687
     Payroll taxes                                                   18,149           17,941
     Property insurance                                              82,138           60,373
     Other insurance and taxes                                       36,739           33,329
                                                                 ----------       ----------
         TOTAL OPERATING EXPENSES                                 1,044,586        1,119,351
                                                                 ----------       ----------
         NET OPERATING INCOME                                       880,573          825,238
                                                                 ----------       ----------

OTHER INCOME (EXPENSES)
     Interest income                                                 21,191           34,231
     Interest expense - mortgage                                   (576,985)        (576,985)
     Depreciation                                                  (415,715)        (422,522)
     Amortization                                                   (13,970)         (13,970)
                                                                 ----------       ----------
         TOTAL OTHER INCOME (EXPENSES)                             (985,479)        (979,246)
                                                                 ----------       ----------

         NET INCOME (LOSS)                                         (104,906)        (154,008)

         BEGINNING PARTNERS' DEFICIT                               (887,801)        (659,693)

         REPURCHASE OF PARTNERSHIP UNITS                           (367,870)         (74,100)
                                                                 ----------       ----------

         ENDING PARTNERS' DEFICIT                               $(1,360,577)      $ (887,801)
                                                                 ==========       ==========

         Allocation of Income
            General Partner                                     $    (1,049)      $   (1,540)
            Limited Partners                                       (103,857)        (152,468)
                                                                 ----------       ----------
            Total Income (Loss)                                 $  (104,906)      $ (154,008)
                                                                 ==========       ==========

         Partnership Loss Per Limited Partnership Unit          $    (13.10)      $   (17.79)
                                                                 ==========       ==========
                       See Notes to Financial Statements.

                  SECURED INVESTMENT RESOURCES FUND, L.P. III

                            STATEMENTS OF CASH FLOWS
                  -------------------------------------------
                 For the Years Ended December 31, 2004 and 2003

                                                                           2004              2003
                                                                           ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                               $  (104,906)     $   (154,008)
     Adjustments to reconcile net income (loss) to net
         cash provided by operating activities:
     Depreciation                                                        415,715           422,522
     Amortization                                                         13,970            13,970
     Decrease (increase) in prepaid expenses                                 405           (22,042)
     Decrease in accounts payable - trade                                 (4,121)          (11,620)
     Increase (decrease) in accrued payroll                                 (976)            4,094
     Increase (decrease) in accrued management fee                        (6,340)            9,653
     Decrease in tenant security deposits                                 (2,046)           (8,581)
     Increase (decrease) in prepaid rent                                  16,691            (1,445)
                                                                      ----------        ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                328,392           252,543
                                                                      ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Increase in restricted deposits                                        (168)             (346)
     Decrease (increase) in mortgage escrows                              (1,450)           11,837
     Cash payments for fixed asset purchases                            (213,520)         (445,921)
                                                                      ----------        ----------
NET CASH USED BY INVESTING ACTIVITIES                                   (215,138)         (434,430)
                                                                      ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Repurchase of partnership units                                    (289,840)          (74,100)
                                                                      ----------        ----------
NET CASH USED BY FINANCING ACTIVITIES                                   (289,840)          (74,100)
                                                                      ----------        ----------

NET INCREASE (DECREASE) IN CASH                                         (176,586)         (255,987)

CASH BEGINNING OF YEAR                                                 1,104,744         1,360,731
                                                                      ----------        ----------

CASH END OF YEAR                                                       $ 928,158        $1,104,744
                                                                      ==========        ==========




                       See Notes to Financial Statements.

                  SECURED INVESTMENT RESOURCES FUND, L.P. III

                            STATEMENTS OF CASH FLOWS
                  -------------------------------------------
                 For the Years Ended December 31, 2004 and 2003


SUPPLEMENTAL DISCLOSURES OF CASH FLOW          2004       2003
                                               ----       ----
   INFORMATION

Interest paid during the year               $ 576,985  $ 576,985
                                            =========  =========


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
   FINANCING ACTIVITIES:

As of December 31, 2004 repurchase of treasury units in the amount of $78,030 was accrued.


DISCLOSURES OF ACCOUNTING POLICY:

For purposes of the statement of cash flows, management considers cash from operations and certificates of deposit to be cash.










                       See Notes to Financial Statements.

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                          NOTES TO FINANCIAL STATEMENTS
                   -------------------------------------------
                 For the Years Ended December 31, 2004 and 2003


(1)  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Partnership was organized as a Missouri limited partnership April 20, 1988 to acquire an interest in real property located in Kansas City, Missouri and to operate thereon an apartment complex of 312 units.

     The General Partner's and Limited Partners' interest in Partnership earnings or loss initially amounts to 1% and 99%, respectively. At such point in time cash distributions to the Limited Partners equal their original invested capital plus interest at a rate of the greater of 12% (14% for those investors who subscribed for units on or before 90 days after December 7, 1988) or the increase in the Consumer Price Index per annum, cumulative non-compounded on their adjusted invested capital, net income or loss will be allocated 15% to the General Partner and 85% to the Limited Partners. Upon dissolution of the Partnership, the General Partner must have a capital account greater than or equal to 1.01% of the original invested capital. If a deficiency exists, the General Partner will be required to fund the necessary amounts.

     Partnership income (loss) per limited partnership unit is computed by dividing the income (loss) allocated to the Limited Partners by the weighted average number of limited partnership units outstanding. The per unit information has been computed based on 7,930 and 8,569 weighted average limited Partnership units outstanding for the years ended December 31, 2004 and 2003, respectively.

     The Partnership is the sole Limited Partner of a single asset partnership, Bicycle Club Joint Venture, L.P. The consolidated financial statements include the accounts of the Partnership and Bicycle Club Joint Venture, L.P. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Certain amounts in 2003 have been reclassified to conform with the 2004 presentation.

                  SECURED INVESTMENT RESOURCES FUND, L.P. III

                         NOTES TO FINANCIAL STATEMENTS
                  -------------------------------------------
                 For the Years Ended December 31, 2004 and 2003


(1) NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     The significant accounting policies followed by the Partnership are summarized below.

     Depreciation   of  Fixed  Assets  -  Depreciation  is  computed  using  the straight-line method over the following economic useful lives:

         Buildings and improvements         27 - 30 Years
         Other fixed assets                  5 - 15 Years

     Loan Fees - Loan fees include mortgage loan costs in the original amount of $97,791 which are being amortized by the straight-line method over a 7 year period which represents the time from origination of the mortgage loan through the maturity date of March 1, 2008.

     Restricted Deposits - Restricted deposits consist of cash accounts held for debt service payments and repair and replacement costs

     Basis of Accounting - The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles. Due to collectibility problems industry-wide, the allowance for doubtful tenant receivable accounts represents 100% of tenant receivables. All such leases with tenants of the property are operating leases.

     Provision for Income Taxes - A business operated as a partnership is not taxed as a separate entity; rather, the net income or loss is included in the income tax returns of the partners. Therefore, no provision is made for income taxes in these statements.


(2)  MORTGAGE PAYABLE

     Mortgage payable consists of a 6.91% per annum note due in monthly interest only installments of $48,082 through March 1, 2008 at which time all unpaid interest and principal amounts are due. The loan is secured by a deed of trust covering all real and personal property.

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                          NOTES TO FINANCIAL STATEMENTS
                   -------------------------------------------
                 For the Years Ended December 31, 2004 and 2003


(2) MORTGAGE PAYABLE (CONTINUED)

                                                 2004                2003
                                                 ----                ----

     Current portion                         $     -             $     -
     Non -current portion                     8,350,000           8,350,000
                                             ----------          ----------

                  TOTAL                      $8,350,000          $8,350,000
                                             ==========          ==========


     Maturities of the mortgage note are as follows:

         2005                                                    $      -
         2006                                                           -
         2007                                                           -
         2008                                                     8,350,000
                                                                 ----------

                  TOTAL                                          $8,350,000
                                                                 ==========


(3)  RELATED PARTY TRANSACTIONS

     Property Management Fee - The project's management company is an affiliate of the general partner of the partnership. The partnership incurred $96,208 and $94,084 in management fees for 2004 and 2003 respectively. As of December 31, 2004 and 2003, management fees of $8,013 and $8,353, respectively, remain unpaid.

     Partnership Management Fee - The general partner is entitled to receive a Partnership management fee equal to 5% of total operating cash flows (as defined in the Partnership Agreement) for managing the normal operations of the Partnership. Partnership management fees amounted to $18,000 and $34,800 for 2004 and 2003, respectively. The amount included in 2003 includes $18,100 that should have been included in 2002.

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                          NOTES TO FINANCIAL STATEMENTS
                   -------------------------------------------
                 For the Years Ended December 31, 2004 and 2003


(3)  RELATED PARTY TRANSACTIONS (CONTINUED)

     Accounts Payable - Trade - The management company is due $135 and $8,798 at December 31, 2004 and 2003, respectively, representing reimbursements for expenses incurred on behalf of the project.


(4)  CASH DISTRIBUTIONS

     No distributions have been made to the general or limited partners since July 1990. Future distributions, if any, will be made from excess cash flow not needed for capital improvements or working capital purposes.

                                   APPENDIX A

                  MAINLAND VALUATION SERVICES APPRAISAL SUMMARY


March 26, 2004


Mr. Dave Johnson
Secured Investment Resource Fund, L.P. III
104 Armour Road
North Kansas City, Missouri 64116

SUBJECT:          MARKET VALUE APPRAISAL
                  Complete Self-Contained Report
                  Bicycle Club Apartments
                  7909 North Grandby Avenue
                  Kansas City, Platte County, Missouri 64151
                  MVS File No.: 24-1930

Dear Mr. Dave Johnson:

At your request, the property commonly referred to as the Bicycle Club Apartments located at 7909 North Granby Avenue in Kansas City, Missouri has been inspected and appraised. A legal description of the property has been included in Addendum E for your reference.

The purpose of this letter is to set forth the appraisers' opinion of the market value for the subject property in "as is" condition in fee simple estate. This appraisal report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice (USPAP). No departure provision of USPAP was relied upon. The appraisal is intended to comply with the appraisal related directives within Title XI of the Federal Financial Institution's Reform,
Recovery and Enforcement Act of 1989 (FIRREA 12 C.F.R. 323) and the Appraisal Standards for Federally Related Transactions with one exception. The appraisers were not engaged by a federally insured institution. The market value is premised upon the Assumptions and Limiting Conditions included within the appraisal report. The term "market value" is defined in the body of the attached report.

The subject property represents a 312 unit apartment complex located on a tract of land containing 20.03 acres, more or less, or approximately 872,507 square feet. The complex was constructed in 1986 and was in average condition on the date of the inspection. The improvements include 312 units with an average unit size of 897 square feet. The complex offers a selection of one and two bedroom unit types. There are approximately 282,336 square feet of gross building area and 279,776 square feet of net rentable area. As of the effective appraisal date the complex was 91% occupied.

In conclusion, based upon the following narrative appraisal report to which your attention is now directed, the appraisers opinion of the "as is" market value of the subject property, considering a marketing period of twelve months and an effective appraisal date of March 16, 2004, is as follows:

               TWELVE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS

                                 ($12,750,000).

This  value  estimate  includes   approximately  $230,000  attributable  to  the
depreciated value of the personal property. The value in use would exceed any anticipated salvage value.

It is important to note that this value estimate does not consider the detrimental effect of the above market financing currently in place on the subject property nor does the above value reflect sales commissions associated with the sale of the subject property. According to the yield maintenance calculation provided to the appraisers, the calculated prepayment premium is equal to $1,302,906.26.

It is the undersigneds' opinion that the subject property does not include any enhancement in value as a result of any natural, cultural, recreational or scientific influences.

Thank you for the opportunity to be of service.

Sincerely,

MAINLAND VALUATION SERVICES


/s/ Gerald R. Maier                           /s/ Thomas M. Scaletty
----------------------------                  -------------------------------
Gerald R. Maier, MAI                          Thomas M. Scaletty
Missouri License No. RA-1974                  Missouri License No. 2003012169

GRM/TMS

                                   APPENDIX B

                                 DEFINITIVE COPY
                                  FORM OF PROXY

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                            MAXUS REALTY TRUST, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


     The undersigned does hereby appoint David L. Johnson and Christine A. Robinson and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned (acting by a majority hereunder), each with full power of substitution, to vote all common shares of the undersigned in Maxus Realty Trust, Inc. at the special meeting of shareholders to be held on June 30, 2005, commencing at 10:00 A.M. in the 24th Floor Conference Room at 2345 Grand
Boulevard, Suite 2400, Kansas City, Missouri, and at any adjournment thereof, upon all matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy. This proxy revokes all prior proxies given by the undersigned.



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                       SPECIAL MEETING OF SHAREHOLDERS OF
                            MAXUS REALTY TRUST, INC.

                                  June 30, 2005

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                   as possible

      Please detach along perforated line and mail in the envelope provided
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                             THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
                           PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                            PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/
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1.     Approve the issuance of MOLP Units in the SIR III                    FOR         AGAINST          ABSTAIN
       transaction.                                                         [  ]          [  ]              [  ]
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2.     Adjournment of the meeting to allow for additional                   FOR         AGAINST          ABSTAIN
       solicitation of proxies if necessary to establish a quorum           [  ]          [  ]              [  ]
       or to obtain more proxies or votes in favor of Proposal 1.
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3.     In their discretion, the proxies are authorized to vote upon         FOR         AGAINST          ABSTAIN
       such other matters as may be properly come before the                [  ]          [  ]              [  ]
       meeting.
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       THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH
PROPOSAL.

       IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU
MAY SAVE THE TRUST THE EXPENSE OF ADDITIONAL SOLICITATION.
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To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the
registered name(s) on the account may not be submitted via this method.                            [  ]
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Signature of Shareholder:                                                               Date:

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Signature of Shareholder:                                                               Date:

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 Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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